Exhibit 10.12

FIFTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

COTTONWOOD RESIDENTIAL O.P., LP

May 7, 2021

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

(i)

TABLE OF CONTENTS
(continued)

(ii)

TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A – Partners’ Capital Contributions and Percentage Interests

Exhibit B – Notice of Exercise of Exchange Right

Exhibit C – Call Notice

Exhibit D – Partnership Unit Designation of the CROP LTIP Units

Exhibit E – Notice of Election by Partner to Convert LTIP Units into Common Units

Exhibit F – Notice of Election by Partnership to Force Conversion of LTIP Units into Common Units

Exhibit G – Partnership Unit Designation of the Series 2016 Preferred Units

Exhibit H – Partnership Unit Designation of the Series 2017 Preferred Units

Exhibit I – Partnership Unit Designation of the Series 2019 Preferred Units

Exhibit J – Partnership Unit Designation of the CCOP LTIP Units

(iii)

FIFTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
COTTONWOOD RESIDENTIAL O.P., LP

This Fifth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of May 7, 2021 (this “Agreement”) upon the effectiveness of the Partnership Merger (as defined below) and is by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors III, LLC, a Delaware limited liability company, (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 1.

RECITALS

WHEREAS, immediately prior to the Partnership Merger, the Partnership existed pursuant to that certain Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated December 1, 2015, as amended by the First Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated February 15, 2016, as amended by the Second Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated September 20, 2016, as amended by the Third Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated March 1, 2017, as amended by the Fourth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated October 4, 2017, as amended by the Fifth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated December 19, 2017, as amended by the Sixth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated September 19, 2018, as amended by the Seventh Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated September 24, 2018, as amended by the Eighth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated October 1, 2018, and as amended by the Ninth Amendment to the Fourth Amended and Restated Limited Partnership Agreement of the Partnership dated January 1, 2019 (collectively, the “Fourth Amended and Restated Agreement”).

WHEREAS, the Partnership, Cottonwood Residential II, Inc., a Maryland corporation (“CRII”), Cottonwood Communities, Inc., a Maryland corporation (“CCI” and together with the General Partner, the “CCI Parties”), the General Partner (a wholly owned subsidiary of CCI) and Cottonwood Communities O.P., LP, a Delaware limited partnership and the operating partnership of CCI (“CCOP”) entered into an Agreement and Plan of Merger dated as of January 26, 2021 (the “Merger Agreement”), pursuant to which (i) CRII merged with and into the General Partner, with the General Partner being the surviving company (the “REIT Merger”), and (ii) CCOP merged with and into the Partnership, with the Partnership being the surviving limited partnership (the “Partnership Merger” and together with the REIT Merger, the “Merger”).

WHEREAS, in connection with the Merger, each Participating Partnership Unit (as defined in the Fourth Amended and Restated Agreement) of the Partnership issued and outstanding immediately prior to the Merger converted automatically into 2.015 Participating Partnership Units (as defined in the Fourth Amended and Restated Agreement) following the Partnership’s distribution of the interests in that certain promissory note of Cottonwood Communities Advisors, LLC, dated December 31, 2020 in favor of the Partnership (the “CCA Note”) to the holders of the Participating Partnership Units prior to the Merger.

WHEREAS, in connection with the REIT Merger, all outstanding shares of preferred stock of CRII were converted into shares of preferred stock of CCI.

WHEREAS, immediately prior to the REIT Merger, all of the voting shares of common stock of CRII were held by Cottonwood Residential Holdings, LLC, a Delaware limited liability company (“CR Holdings”).

WHEREAS, concurrently with the Merger, CRII, the Partnership and CR Holdings entered into a redemption agreement pursuant to which, immediately before the Merger, CRII redeemed certain voting shares of common stock held by CR Holdings in exchange for an in-kind distribution by CRII to CR Holdings of the Partnership’s then current interest in Cottonwood Communities Advisors, LLC.

WHEREAS, upon the effectiveness of the Partnership Merger, pursuant to the Merger Agreement and Section 17-211(g) of the Act, this Agreement shall amend and restate the Fourth Amended and Restated Agreement in its entirety to reflect the admission of the General Partner as successor by merger to CRII as the general partner of the Partnership and the issuance of additional Partnership Interests as contemplated pursuant to the Merger Agreement, to make changes to reflect the Merger and to make other amendments deemed necessary or desirable.

WHEREAS, as part of the Merger, the interests shall be adjusted as set forth in Sections 2.4.3.

WHEREAS, Cottonwood Communities Investor, LLC’s interest in CCOP held immediately prior to the Partnership Merger has been cancelled and ceased to exist without any payment made with respect thereto, as a consequence of the Partnership Merger.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Fourth Amended and Restated Agreement is hereby amended and restated in its entirety as follows:

1.             Defined Terms.

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.3 as reflected on Exhibit A.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 9.4) or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.4.

“Adjustment Year” has the meaning set forth in Section 6225(d)(2) of the Code (or any similar or corresponding provision under state or local law).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors or officers of the General Partner, and any accounting and legal expenses of the General Partner, which expenses the Partners have agreed are expenses of the Partnership and not the General Partner and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a GP Subsidiary (other than the Partnership) that are owned by the General Partner directly. For purposes of this definition, the General Partner shall include CCI.

“Advisory Agreement” means the Advisory Agreement among CCI, the Partnership, the General Partner and the Special Limited Partner dated May 7, 2021, as amended and restated from time to time.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly, owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, manager, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, manager, trustee or general partner.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner and in the case of any other required determination, the fair market value as determined by the General Partner in its sole discretion. The gross fair market value shall be reduced by any liabilities assumed in the transfer or to which the property is taken subject to. The General Partner shall establish the book value of the Partners’ Capital Accounts in its sole discretion.

“Agreement” means this Fifth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP, as amended or restated from time to time, as the context requires.

“Articles of Incorporation” means the Articles of Incorporation of CCI filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Board of Directors” means the board of directors of CCI.

“Book-Up Target” for an LTIP Unit means (i) initially, the excess of the Common Unit Economic Balance as determined on the date such LTIP Unit was granted over any Capital Contribution made by such LTIP Unit Limited Partner with respect to such LTIP Unit and (ii) thereafter, as of any determination date, the remaining amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be zero for any LTIP Unit from and after the time the Economic Capital Account Balance attributable to such LTIP Unit has reached an amount equal to the Common Unit Economic Balance determined as of such time.

“Call Notice” means a Call Notice, as defined in Section 9.5.1 and substantially in the form set forth on Exhibit C.

“Call Right” has the meaning set forth in Section 9.5.1.

“Called Unit” has the meaning set forth in Section 9.5.1.

“Capital Account” has the meaning set forth in Section 4.6.

“Capital Contribution” means the net amount of cash, cash equivalents and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount equal to the product of the Value of one REIT Share and the REIT Shares Amount on the applicable date of determination; provided, however, that the Cash Amount with respect to an LTIP Unit shall not exceed the positive Economic Capital Account Balance attributable to such LTIP Unit.

“CCA Note” has the meaning set forth in the Recitals.

“CCI” means Cottonwood Communities, Inc., a Maryland corporation, the sole member of the General Partner.

“CCI Parties” means CCI and the General Partner.

“CCOP” means Cottonwood Communities O.P., LP, a Delaware limited partnership.

“CCOP LTIP Unit” means a Partnership Unit that is designated as a CCOP LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations as set forth on Exhibit J and elsewhere in this Agreement in respect of an LTIP Unit Limited Partner. CCOP LTIP Units may be designated as “Special LTIP Units” or as “Vested” or “Unvested” CCOP LTIP Units pursuant to the documentation pursuant to which such CCOP LTIP Unit is issued.

“Certificate” means that certain Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the United States Securities and Exchange Commission.

“Common Limited Partner” means any Person named as a Common Limited Partner as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Common Limited Partner in the Partnership.

“Common Majority Vote” means the vote of more than 50% of the Common Units entitled to vote. Limited Partners shall be entitled to cast one vote for each Common Unit (other than LTIP Units) they own, and a fractional vote for each fractional Common Unit (other than LTIP Units) they own. In the event that the Partnership does not obtain approval of at least 50% of the Common Units (other than LTIP Units) entitled to vote, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Common Units (other than LTIP Units) that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.

“Common Unit” means an interest in the Partnership entitling a Common Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement, and specifically excludes the Special Limited Partner Interest, LTIP Units and the Preferred Units.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain and Partnership Minimum Gain, in either case only to the extent attributable to the General Partner’s ownership of General Partner Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.1, divided by (ii) the number of the General Partner Units. If CCI’s Economic Capital Account Balance at the time of determination reflects a net reduction as a result of Section 7.5.4, for purposes of this definition CCI’s Economic Capital Account Balance shall be the Economic Capital Account Balance it would have been if Section 7.5.4 had not applied.

“Conversion Factor” means 1.0, provided that in the event that CCI (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares (without conducting an analogous combination of the Common Units), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of CCI shall become a general partner pursuant to any merger, consolidation or combination of CCI with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if CCI receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if CCI had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Covered Person” means (i) the General Partner, CCI, their Affiliates, or any of their respective officers, trustees, directors, stockholders, partners, members, employees, representatives or agents, (ii) any officer, employee, representative or agent of the Partnership and its Affiliates, (iii) the “partnership representative” and (iv) such other Persons (including Affiliates of the General Partner, CCI or the Partnership) as the General Partner may designate as a “Covered Person” for purposes of this Agreement in its sole and absolute discretion.

“CR Holdings” means Cottonwood Residential Holdings, LLC, a Delaware limited liability company.

“CRII” means Cottonwood Residential II, Inc., a Maryland corporation.

“CROP LTIP Unit” means a Partnership Unit that is designated as a CROP LTIP Unit having the rights, powers, privileges, restrictions, qualifications and limitations as set forth on Exhibit D and elsewhere in this Agreement in respect of an LTIP Unit Limited Partner. CROP LTIP Units may be designated as “Special LTIP Units” or as “Vested” or “Unvested” CROP LTIP Units pursuant to the documentation pursuant to which such CROP LTIP Unit is issued.

“Defaulting Limited Partner” has the meaning set forth in Section 6.2.

“Economic Capital Account Balance” with respect to a Partner means an amount equal to its Capital Account balance, plus the amount of its share of any Partner Minimum Gains and Partnership Minimum Gain.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and is dismissed within 90 days), (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding, (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and is not finally dismissed within 90 days.

“Event of Withdrawal” means an “event of withdrawal of a general partner” as defined in Section 17-101(5) of the Act; provided, however, such term shall not apply to the extent any “event of withdrawal of a general partner” under Section 17-101(5) is not mandatory and may be overridden by a partnership agreement, and such provisions are hereby overridden by the terms of this Agreement.

“Excepted Holder Limit” means the percentage limit of the outstanding shares of stock of CCI of any class or series, including common shares or preferred shares, established by the Board of Directors for a Person that is exempt from the Shareholder Limitation.

“Excess Profits” has the meaning set forth in Section 6.7.1.

“Exchange Date” means the date when all of the following have occurred: (i)  the Limited Partner has held its Common Units for at least one year (including, if applicable, the amount of time such Limited Partner held the Preferred Units or LTIP Units which were converted into such Common Units), (ii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iii) the exchange does not result in a violation of the Shareholder Limitation. Notwithstanding the foregoing, any Common Units held by a Limited Partner immediately prior to the Partnership Merger must also be held for at least one year after the date of the Partnership Merger.

“Exchange Notice” means a Notice of Exercise of Exchange Right, substantially in the form set forth on Exhibit B.

“Exchange Right” has the meaning set forth in Section 9.4.1.

“Exchanging Partner” has the meaning set forth in Section 9.4.1.

“Fourth Amended and Restated Agreement” has the meaning set forth in the Recitals.

“General Partner” means Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, and any Person who becomes a substitute or additional general partner as provided herein, and any successor general partner, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner.

“General Partner Liquidity Event” means (i) the sale of all or substantially all of (x) the General Partner Interests held by the General Partner or (y) the interests in the General Partner held by CCI, (ii) the sale, exchange or merger of the General Partner or CCI, or (iii) any listing of CCI’s shares on a national securities exchange; provided, however, that each the foregoing shall not include any transaction contemplated under Section 8.1.4(c).

“General Partner Loan” has the meaning set forth in Section 6.2.

“General Partner Unit” shall represent an interest in the Partnership entitling the General Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement, but shall not include any Preferred Units held by the General Partner.

“GP Subsidiary” means any partnership, limited liability company, corporation, or other entity (other than the Partnership) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

“Hurdle Amount” means, for any period during a calendar year, an amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Participating Partnership Units outstanding at the beginning of the then-current calendar year (but for the year 2021, beginning as of the date of the Merger) and all Participating Partnership Units issued since the beginning of the applicable calendar year (but for the year 2021, beginning as of the date of the Merger), taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Participating Partnership Units and all issuances of Participating Partnership Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Participating Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Allocation and any applicable distribution fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Participating Partnership Units repurchased during such period, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described in Section 6.8.2.

“Imputed Underpayment” has the meaning set forth in Section 11.5.2(a).

“Independent Directors” shall have the meaning set forth in the Articles of Incorporation at such time as the Articles of Incorporation establish the definition.

“Ineligible Unit” has the meaning given to such term in Section 5.11.2(a).

“Joint Venture” means any joint venture or partnership (including a limited liability company) arrangement in which the Partnership is a co-venturer or partner (or member or manager) which is established to acquire Property.

“Limited Partner” means any Person named as a Common Limited Partner, Preferred Limited Partner or LTIP Unit Limited Partner as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner.

“Limited Partner Unit” means a Common Unit, Preferred Unit or LTIP Unit.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net gain realized in connection with an adjustment to the book value of Partnership assets pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) which are attributable to increases in book value of the Partnership assets.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any event of liquidation of the Partnership), including but not limited to net loss realized in connection with an adjustment to the book value of Partnership assets pursuant to Regulations Section 1.704-1(b)(2)(iv)(f).

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Participating Partnership Units repurchased during such year, which Participating Partnership Units will be subject to the Performance Allocation upon such repurchase as described in Section 6.8.2.

“LTIP Unit” means a CCOP LTIP Unit or a CROP LTIP Unit.

“LTIP Unit Distribution Participation Date” means, for any LTIP Unit, the date of issuance or such other date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued.

“LTIP Unit Limited Partner” means any Person that holds LTIP Units and is named as an LTIP Unit Limited Partner in the books and records of the Partnership (including as set forth on Exhibit A, as such Exhibit may be amended from time to time, to the extent applicable to the holding of such LTIP Units or Common Units issued to an LTIP Unit Limited Partner as provided on Exhibit D and Exhibit J).

“Majority Vote” means the vote of more than 50% of the Participating Partnership Units entitled to vote. Limited Partners shall be entitled to cast one vote for each Participating Partnership Unit (other than LTIP Units) they own, and a fractional vote for each fractional Participating Partnership Unit (other than LTIP Units) they own. In the event that the Partnership does not obtain approval of at least 50% of the Participating Partnership Units (other than LTIP Units) entitled to vote, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Participating Partnership Units (other than LTIP Units) that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Net Asset Value” means the Share NAV multiplied by the Conversion Factor (which initially shall be 1.0).

“Net Income” has the meaning set forth in Section 5.6.

“Net Loss” has the meaning set forth in Section 5.6.

“Offer” has the meaning set forth in Section 8.1.2(b).

“Participating Partnership Unit” means a Common Unit, an LTIP Unit or a General Partner Unit, and excludes any Preferred Unit.

“Partner” means any General Partner or Limited Partner. The names and addresses of the Partners and the number of Partnership Units are set forth on Exhibit A.

“Partner Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Cottonwood Residential O.P., LP, a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by a Partner at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement and in the Act, together with all obligations of such Partner to comply with the provisions of this Agreement and the Act.

“Partnership Loan” has the meaning set forth in Section 6.2.

“Partnership Merger” has the meaning set forth in the Recitals.

“Partnership Minimum Gain” means “partnership nonrecourse debt minimum gain” as set forth in Regulations Section 1.704-2(b)(2). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 6.1, which record date shall be the same as the record date established by CCI for a distribution to its stockholders.

“Partnership Unit” means a Limited Partner Unit or a General Partner Unit. The Partnership Units held by each Partner are set forth on Exhibit A.

“Partnership Unit Designations” means the provisions set forth on Exhibits G, H and I which are incorporated herein as part of this Agreement.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Common Limited Partner, LTIP Unit Limited Partner and the General Partner, as determined by dividing the number of Participating Partnership Units owned by such Partner by the total number of Participating Partnership Units then outstanding as set forth on Exhibit A, as such Exhibit may be amended from time to time, or in the case of LTIP Units on the books and records of the Partnership maintained by the General Partner; provided that, for purposes of allocations and distributions (i) prior to the LTIP Unit Distribution Participation Date for any LTIP Units, Percentage Interests will be calculated without including such LTIP Units in either the numerator or the denominator and (ii) prior to the Special LTIP Unit Full Participation Date for any tranche of Special LTIP Units, Percentage Interests will be calculated by only including a number of such Special LTIP Units equal to the number of such Special LTIP Units in such tranche outstanding multiplied by the Special LTIP Unit Sharing Percentage for such tranche of Special LTIP Units. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“Performance Allocation” has the meaning set forth in Section 6.7.

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“Preferred Limited Partner” means any Person named as a Preferred Limited Partner (including any holder of Preferred Units) as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Preferred Limited Partner in the Partnership. For the avoidance of doubt, the General Partner will be a Preferred Limited Partner to the extent it holds Preferred Units.

“Preferred Units” shall represent an interest in the Partnership entitling a Preferred Limited Partner to a priority on cash flow or liquidation over the holders of Participating Partnership Units and to the respective rights and Net Income and Net Loss as provided for in this Agreement.

“Property” means any Real Estate Related Asset, or other investment in which the Partnership holds an ownership interest.

“Real Estate” means (i) the real property, including the buildings located thereon, (ii) the real property only or (iii) the buildings only, which are acquired by the Partnership, either directly or through Joint Ventures.

“Real Estate Related Assets” means unimproved and improved Real Estate including any related assets and any direct or indirect interest therein, including, without limitation, fee or leasehold interests, options, leases, Joint Venture interests, equity and debt securities of entities that own real estate, mortgages on Real Estate, mezzanine loans secured by junior liens on Real Estate, preferred equity interests in a property owner’s interest in Real Estate and other contractual rights in real estate.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” has the meaning set forth in Section 5.7.

“REIT” means a real estate investment trust described under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this Agreement, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director or officer of the General Partner, asset management and other fees payable to the General Partner, (ii) costs and expenses relating to any offering, issuance or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission or any state, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, any state and any securities exchange, (vi) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests or REIT Shares and (vii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership. For the purpose of this definition, the General Partner shall include CCI.

“REIT Merger” has the meaning set forth in the Recitals.

“REIT Share” means a share of common stock in CCI (or successor entity, as the case may be).

“REIT Shares Amount” means a number of Class I REIT Shares (Class I common stock of CCI) equal to the product of the number of Common Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event CCI issues to all holders of REIT Shares or options, warrants, convertible or exchangeable securities or other rights entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Series 2016 Preferred Unit” shall represent an interest in the Partnership entitling a holder of Series 2016 Preferred Units to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Series 2017 Preferred Unit” shall represent an interest in the Partnership entitling a holder of Series 2017 Preferred Units to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Series 2019 Preferred Unit” shall represent an interest in the Partnership entitling a holder of Series 2019 Preferred Units to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.

“Shareholder Limitation” means the ownership limitations set forth in the Articles of Incorporation and calculated in accordance therewith.

“Share NAV” means the value of a REIT Share, as determined by the Board of Directors.

“Special Limited Partner” means CC Advisors III, LLC, a Delaware limited liability company, or any successor advisor acting in such capacity under the terms of the Advisory Agreement, which shall be a limited partner of the Partnership and recognized as such under the Act, but not a “Limited Partner” within the meaning of this Agreement (other than to the extent it also owns Limited Partner Units).

“Special Limited Partner Interest” means an interest in the Partnership entitling the Special Limited Partner solely to an interest in the distributions set forth in Section 6.1.1(a) and any corresponding allocations of Net Income and Net Loss under this Agreement, and having no voting rights other than those specifically described in Section 12.1.

“Special LTIP Unit” means an LTIP Unit designated as a “Special LTIP Unit” as set forth in the documentation pursuant to which such LTIP Unit is granted.

“Special LTIP Unit Full Participation Date” means, for a Special LTIP Unit, the date specified as such in the documentation pursuant to which such Special LTIP Unit is granted.

“Special LTIP Unit Sharing Percentage” means, with respect to a Special LTIP Unit, 10% or such other percentage designated as the Special LTIP Unit Sharing Percentage for such Special LTIP Unit as set forth in the documentation pursuant to which such Special LTIP Unit is granted.

“Specified Exchange Date” means the first business day of the month that is at least 60 business days after the receipt by the General Partner of the Exchange Notice.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 10.2.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”

“Surviving General Partner” has the meaning set forth in Section 8.1.3.

“Target Balance” has the meaning set forth in Section 5.11.2(a).

“Total Return” means, for any period since the end of the prior calendar year (but for the year 2021, beginning as of the date of the Merger), the sum of: (i) all distributions accrued or paid (without duplication) on the Participating Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year (but for the year 2021, beginning as of the date of the Merger) plus (ii) the change in aggregate Net Asset Value of such Participating Partnership Units since the beginning of such year (but for the year 2021, since the date of the Merger), before giving effect to (x) changes resulting solely from the proceeds of issuances of the Participating Partnership Units, (y) any allocation or accrual to the Performance Allocation and (z) any applicable distribution fee expenses (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of the Participating Partnership Units issued during the then-current calendar year (but for the year 2021, beginning as of the date of the Merger) but (ii) exclude the proceeds from the initial issuance of such Participating Partnership Units.

“Transaction” has the meaning set forth in Section 8.1.2.

“Transfer” has the meaning set forth in Section 10.1.1.

“Value” means the fair market value per share of REIT Shares which will equal: (i) if the REIT Shares are listed on a national stock exchange, the average closing price per share for the previous 30 trading days (or such fewer number of trading days as such REIT Shares have traded on such exchange, if such number of trading days is fewer than 30) and (ii) if the REIT Shares are not listed, it shall mean the Share NAV.

“Vesting Agreement” means an award, vesting or other similar agreement pursuant to which LTIP Units are issued to an LTIP Unit Limited Partner.

2.            Partnership Organization.

2.1           Organization. The Partners hereby continue the limited partnership that was formed on September 1, 2009 as a limited partnership pursuant to the Act, for the purposes and upon the terms and conditions set forth in this Agreement. In the event of a conflict between the Act and this Agreement, unless a provision is expressly prohibited in the Act, the terms of this Agreement shall control.

2.2           Name. The name of the Partnership is Cottonwood Residential O.P., LP. The General Partner may change the name of the Partnership or conduct the business under another name and shall notify the Limited Partners of any such change.

2.3           Office and Registered Agent. The specified office and place of business of the Partnership shall be 1245 Brickyard Rd, Suite 250, Salt Lake City, Utah 84106. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The General Partner may at any time change the Partnership’s registered agent, provided the General Partner gives notice to the Partners of any such change.

2.4           Partners.

2.4.1       The General Partner of the Partnership is Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company. Its principal place of business is the same as that of the Partnership.

2.4.2       The Limited Partners are those Persons identified as Limited Partners on Exhibit A, as amended from time to time. The Partners agree that Exhibit A will be confidential and maintained in the offices of the General Partner.

2.4.3       Except as otherwise expressly provided in the Merger Agreement, (i) the Persons who were limited partners of the Partnership immediately prior to the Partnership Merger (including holders of the Preferred Units, Common Units, LTIP Units and Special LTIP Units) continued to be Limited Partners upon the Partnership Merger and are bound by this Agreement without any requirement that they execute this Agreement, and (ii) the Persons who were limited partners of CCOP immediately prior to the Partnership Merger (including holders of LTIP Units, Special LTIP Units, 2019 Preferred Units and common units of CCOP) were admitted as Limited Partners upon the Partnership Merger and are bound by this Agreement without any requirement that they execute this Agreement. Pursuant to the Merger Agreement:

(a)          Each General Partner Unit of the Partnership issued and outstanding immediately prior to the Partnership Merger and after conversion to 2.015 General Partner Units following the Partnership’s distribution of the interests in the CCA Note, remains outstanding and Cottonwood Communities GP Subsidiary, LLC (as successor by merger to Cottonwood Residential II, Inc.), as the holder of such General Partner Units, continues as the sole general partner of the Partnership;

(b)          Each Preferred Unit of the Partnership issued and outstanding immediately prior to the Partnership Merger remains outstanding;

(c)          Each Common Unit of the Partnership issued and outstanding immediately prior to the Partnership Merger and after conversion to 2.015 Common Units following the Partnership’s distribution of the interests in the CCA Note, remains outstanding;

(d)          Each LTIP Unit (as defined in the Fourth Amended and Restated Agreement) of the Partnership issued and outstanding immediately prior to the Partnership Merger and after conversion to 2.015 LTIP Units (as defined in the Fourth Amended and Restated Agreement) following the Partnership’s distribution of the interests in the CCA Note, remains outstanding;

(e)          Each Special LTIP Unit (as defined in the Fourth Amended and Restated Agreement) issued and outstanding immediately prior to the Partnership Merger and after conversion to 2.015 Special LTIP Units (as defined in the Fourth Amended and Restated Agreement) following the Partnership’s distribution of the interests in the CCA Note, remains outstanding as a CROP Special LTIP Unit and shall be adjusted as set forth in Section 8 of Exhibit G of the Fourth Amended and Restated Agreement;

(f)           Each Special LTIP Unit of CCOP issued and outstanding immediately prior to the Partnership Merger converted automatically into the right to receive one CCOP Special LTIP Unit;

(g)          Each LTIP Unit of CCOP issued and outstanding immediately prior to the Partnership Merger converted automatically into the right to receive one CCOP LTIP Unit;

(h)          Each Series 2019 Preferred Unit of CCOP issued and outstanding immediately prior to the Partnership Merger converted into the right to receive from the Partnership one Series 2019 Preferred Unit;

(i)           Each CCOP Special Limited Partner Interest held, as of immediately prior to the Partnership Merger, was cancelled for no consideration and ceased to exist and each holder thereof ceased to have any rights with respect thereto;

(j)           Each CCOP Partnership Unit held, as of immediately prior to the Partnership Merger, by the Partnership or any wholly owned subsidiary of the Partnership was cancelled for no consideration and ceased to exist and the Partnership or wholly owned subsidiary of the Partnership holding such CCOP Partnership Units ceased to have any rights with respect thereto;

(k)          Each CCOP General Partner Unit issued and outstanding immediately prior to the Partnership Merger converted into the right to receive from the Partnership one Common Unit; and

(l)           Each CCOP Common Unit issued and outstanding immediately prior to the Partnership Merger converted into the right to receive from the Partnership one Common Unit.

2.5           Term and Dissolution. The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved pursuant to the provision of Section 13.

2.6           Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.7           Certificates Describing Limited Partner Interests. The General Partner may, in its sole discretion but is under no obligation to, issue a certificate summarizing the terms of a Limited Partner’s interest in the Partnership, including the number of Limited Partner Units owned. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

“This certificate is not negotiable. The Limited Partner Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Fifth Amended and Restated Limited Partnership Agreement of Cottonwood Residential O.P., LP, as amended from time to time.”

3.            Purpose.

3.1           Business of the Partnership.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit CCI at all times to qualify as a REIT, and in a manner such that CCI will not be subject to any taxes under Section 857 or 4981 of the Code, unless CCI otherwise ceases to or does not qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary, convenient or incidental to the foregoing. In connection with the foregoing, and without limiting CCI’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the CCI intends to qualify as a REIT for federal income tax purposes, the avoidance of income and excise taxes on CCI inures to the benefit of all the Partners and not solely to CCI. Notwithstanding the foregoing, the Limited Partners agree that CCI may terminate its status as a REIT under the Code at any time to the full extent permitted under its Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

3.2           Powers. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of Real Estate Related Assets or other ownership interests. In addition, the General Partner shall have all power to take any action necessary to maintain CCI’s status as a REIT as set forth in Section 3.1.

3.3           Relationship with Partners. It is expressly acknowledged and agreed by the Partners that the General Partner may, in its sole and absolute discretion, waive or otherwise modify the application with respect to any Partner or assignee of any provision herein restricting, prohibiting or otherwise relating to (i) the transfer of a Limited Partner Interest or the Partnership Units evidencing the same, (ii) the admission of any Limited Partners and (iii) the redemption rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any Partnership Units pursuant to the terms of this Agreement.

4.            Capital Contributions and Accounts.

4.1           Capital Contributions. The General Partner and the Limited Partners have made capital contributions (directly or pursuant to the Partnership Merger) to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as such Exhibit may be amended from time to time. The Partners own the Percentage Interests indicated on Exhibit A, as such Percentage Interests may be adjusted from time to time by the General Partner to the extent necessary to reflect exchanges, redemptions, additional Capital Contributions, the issuance of additional Partnership Interests or other events having an effect on a Partner’s Percentage Interest. The General Partner shall have the power and authority to amend Exhibit A to reflect the issuance, redemption, exchange or other change in any Partnership Interest.

4.2           Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in Sections 4.3, 4.4 or 4.5, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.

4.3           Issuances of Additional Partnership Interests. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, and to admit the recipients of such Partnership Interests as Partners, for any Partnership purpose at any time or from time to time, including but not limited to, additional classes of Partnership Units issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests (i) upon the conversion, redemption or exchange of any debt or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership and (iii) in connection with any merger of any other entity into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that entity or its owners are to receive Partnership Interests in exchange for their interests in the entity merging into the Partnership or any Subsidiary of the Partnership. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, redemption rights, conversion rights and other special rights, powers and duties, including rights, powers and duties senior to any Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner. Without limiting the generality of the foregoing, the General Partner shall have authority to specify (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (B) the right of each such class or series of Partnership Interests to share in Partnership distributions, (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, (D) the voting rights, if any, of each such class or series of Partnership Interests and (E) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

4.3.1       (i) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in CCI, which REIT Shares or interests have designations, preferences and other rights, such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.3 and (ii) CCI shall contribute to the General Partner and the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such REIT Shares or other interests in CCI;

4.3.2       the additional Partnership Interests are issued in exchange for Property or other assets owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

4.3.3       the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Interests so issued.

4.4           CCI Issuance of Additional Securities.

4.4.1       CCI shall not issue any Additional Securities other than to all holders of REIT Shares, unless (i) the Partnership shall issue to the General Partner and the General Partner shall issue to CCI, as the General Partner and CCI may designate, Partnership Interests or options, warrants, convertible or exchangeable securities or other rights of the Partnership having designations, preferences and other rights, such that the economic interests are substantially similar to those of the Additional Securities and (ii) CCI shall contribute to the General Partner and the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through CCI and the General Partner, to the Partnership. Notwithstanding the above, CCI is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by CCI but if, and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of CCI, the General Partner and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, CCI is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests (and CCI to issue corresponding interests), so long as (A) CCI concludes in good faith that such issuance is in the best interests of CCI, the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding General Partner Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise or in order to comply with the REIT ownership requirements set forth in Section 856(a)(5) of the Code and (B) CCI shall contribute to the General Partner and the General Partner contributes to the Partnership all proceeds from such issuance and exercise.

4.4.2       In connection with any and all issuances of REIT Shares or other securities of CCI, CCI shall contribute to the General Partner and the General Partner shall make Capital Contributions to the Partnership of the proceeds from such issuances. If the proceeds actually received and contributed by CCI and the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s or broker-dealer’s discount or other fees or expenses paid or incurred in connection with such issuance (or as a result of sales net of commission or volume discounts), the General Partner may determine in its sole discretion whether the General Partner (and CCI to the General Partner) has made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance or the net amount contributed to the Partnership. In the event CCI and the General Partner determine the General Partner has made such a Capital Contribution of such excess amount, the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 7.5 and in connection with the required issuance of additional Partnership Units or Preferred Units, as applicable, the General Partner (and subsequently to CCI) for such Capital Contributions pursuant to Section 4.3.

4.4.3       In the event that the Partnership issues Partnership Interests pursuant to Sections 4.3 or 4.4, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of any Limited Partner) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.

4.5           Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such funds to the Partnership through loans or otherwise.

4.6           Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) a new or existing Partner is granted an additional Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner or (iv) the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the Property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s Property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such Property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6.1       The Capital Account with respect to any Partner (or such Partner’s assignee) shall mean such Partner’s initial Capital Contribution adjusted as follows:

(a)          A Partner’s Capital Account shall be increased by:

(i)           such Partner’s share of Net Income;

(ii)          any item of income or gain specially allocated to a Partner and not included in Net Income or Net Loss;

(iii)         any additional cash Capital Contribution made by such Partner to the Partnership; and

(iv)         the fair market value of any additional Capital Contribution, as determined by the General Partner, consisting of property contributed by such Partner to the capital of the Partnership reduced by any liabilities assumed by the Partnership in connection with such contribution or to which the property is subject.

(b)          A Partner’s Capital Account shall be reduced by:

(i)           such Partner’s share of Net Loss;

(ii)          any loss or deduction specially allocated to a Partner and not included in Net Income or Net Loss;

(iii)         any cash distribution made to such Partner; and

(iv)         the fair market value, as determined by the General Partner of any property (reduced by any liabilities assumed by the Partner in connection with the distribution or to which the distributed property is subject) distributed to such Partner; provided that, upon liquidation and winding up of the Partnership, unsold property will be valued for distribution at its fair market value and the Capital Account of each Partner before such distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Partnership then sold the property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the property.

4.6.2       Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Regulations Section 1.704-1(b). For purposes of this Agreement, any references to the Regulations shall include corresponding subsequent provisions.

4.7           Percentage Interests. If (i) the number of outstanding Participating Partnership Units increases or decreases during a taxable year or (ii) the Percentage Interest of an LTIP Unit is otherwise adjusted because the LTIP Unit Distribution Participation Date or the Special LTIP Unit Full Participation Date has occurred as described in the definition of Percentage Interest, then each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Participating Partnership Units held by such Partner divided by the aggregate number of Participating Partnership Units outstanding after giving effect to such increase or decrease and shall be further adjusted to take into account any special calculations of Percentage Interests for outstanding LTIP Units described in the definition of Percentage Interests.

4.8           No Interest on Contributions. Except as may be specifically provided in this Agreement, no Partner shall be entitled to interest on its Capital Contributions.

4.9           Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.10         No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing but except for any written agreement made between the Partner and the Partnership, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

4.11         Issuance of Series 2016 Preferred Units. The General Partner is authorized to cause the Partnership to issue the Series 2016 Preferred Units to the General Partner according to the Partnership Unit Designation of the Series 2016 Preferred Units provided on Exhibit G.

4.12         Issuance of Series 2017 Preferred Units. The General Partner is authorized to cause the Partnership to issue the Series 2017 Preferred Units to the General Partner according to the Partnership Unit Designation of the Series 2017 Preferred Units provided on Exhibit H.

4.13         Issuance of Series 2019 Preferred Units. The General Partner is authorized to cause the Partnership to issue the Series 2019 Preferred Units to CCI according to the Partnership Unit Designation of the Series 2019 Preferred Units provided on Exhibit I.

4.14         Treatment of Merger. It is intended that, for United States federal income tax purposes and, where applicable, state or local income tax purposes, the Partnership Merger shall be treated as a transfer by CCOP of all of its assets and liabilities to the Partnership in exchange for partnership interests in the Partnership followed by the distribution of such interests to its partners in a complete liquidation of CCOP, the exchange and distribution being respectively described in Section 721 of the Code and Section 731 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local law), all Partners shall file all United States federal, state and local tax returns in a manner consistent with the intended tax treatment of the Partnership Merger described in this Section 4.14, and no Partner shall take a position inconsistent with such treatment. At the time of the Partnership Merger, all of the Partnership Interests shall be booked-up to the amounts set forth on Exhibit A.

5.            Net Income and Net Loss.

5.1           Allocation of Net Income and Net Loss. Net Income and Net Loss (or, in each case, items thereof) of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated as follows:

5.1.1       After giving effect to the special allocations set forth in Sections 5.2, 5.3, 5.4, 5.7, 5.9, 5.10 and 5.13, and subject to the allocations set forth in Section 5.11, Net Income shall be allocated as follows:

(a)          First, to the General Partner to the extent of Net Loss previously allocated to the General Partner pursuant to Section 5.1.2(c) until Net Income allocated to the General Partner pursuant to this Section 5.1.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 5.1.2(c);

(b)          Second, to the Common Limited Partners, LTIP Unit Limited Partners and the General Partner in proportion to their Percentage Interests until Net Income allocated to the Common Limited Partners, LTIP Unit Limited Partners and General Partner pursuant to this Section 5.1.1(b) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the Common Limited Partners, LTIP Unit Limited Partners and the General Partner pursuant to Section 5.1.2(b); and

(c)          Thereafter, to the Common Limited Partners, LTIP Unit Limited Partners and the General Partner in accordance with their respective Percentage Interests.

5.1.2       After giving effect to the special allocations set forth in Sections 5.2, 5.3, 5.4, 5.7, 5.9, 5.10 and 5.13, and subject to the allocations set forth in Section 5.11, Net Loss shall be allocated as follows:

(a)          First, to the Common Limited Partners, LTIP Unit Limited Partners and General Partner in proportion to their Percentage Interests until the Net Loss allocated to the Common Limited Partners, LTIP Unit Limited Partners and General Partner pursuant to this Section 5.1.2(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Income allocated to the Common Limited Partners, LTIP Unit Limited Partners and General Partner pursuant to Section 5.1.1(c);

(b)          Second, to the Common Limited Partners, LTIP Unit Limited Partners and General Partner in proportion to their positive Capital Account balances with respect to their Participating Partnership Units until their Capital Accounts are reduced to zero; and

(c)          Thereafter, to the General Partner.

5.2           Nonrecourse Deductions; Minimum Gain Chargeback. Notwithstanding any provision to the contrary in this Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j) and (iv) if there is a net decrease in Partner Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest; provided, however, with respect to the Common Units issued, excess nonrecourse liability shall first be allocated to the Common Limited Partners who contributed the applicable property to the extent of any built-in gain with respect to such property that it is attributable to such Common Limited Partner pursuant to Section 704(c) to the extent debt attributable to such gain has not previously been allocated to such Common Limited Partner pursuant to Regulations Section 1.752-3(a)(2). Except as set forth immediately above, the General Partner may select the appropriate method for sharing excess nonrecourse liabilities.

5.3           Qualified Income Offset. If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 5.3 is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.3, to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.3.

5.4           Capital Account Deficits. Net Loss (or items of Net Loss) shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Any Net Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Net Loss to the General Partner in accordance with this Section 5.4, to the extent permitted by Regulations Section 1.704-1(b), Net Income shall be allocated to the General Partner in an amount necessary to offset the Net Loss previously allocated to the General Partner under this Section 5.4.

5.5           Allocations Between Transferor and Transferee. If a Partner Transfers any part or all of its Partnership Interest or the Partner’s Percentage Interest is adjusted pursuant to Section 4.7, the distributive shares of the various items of Net Income and Net Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the Transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Net Income and Net Loss between the transferor and the transferee Partner for the taxable year in which the adjustment occurs. The allocation of Net Income and Net Loss for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Net Income and Net Loss for the later part shall be based on the adjusted Percentage Interests.

5.6           Definition of Net Income and Net Loss. “Net Income” and “Net Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Net Income and Net Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.2, 5.3, 5.4, 5.7, 5.9, 5.10, 5.11 and 5.13. All allocations of income, Net Income, gain, Net Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority, in its sole discretion, to elect the method or methods to be used by the Partnership for allocating items of income, gain, expense and deductions as required by Section 704(c) of the Code including the election of a method that may result in one or more Partners receiving or being allocated a disproportionately larger share of items of Partnership income, gain, expense or deduction and any such election shall be binding on all Partners.

5.7           Curative Allocations. The allocations set forth in Sections 5.2, 5.3 and 5.4 of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.7. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1.

5.8           Special Allocation. Notwithstanding the other provisions in this Section (but subject to Sections 5.11 and 5.12), in the year of the liquidation of the Partnership, Net Income and Net Loss from all sources (or gross income or gross expense) shall be allocated, to the greatest extent possible, so that the positive Capital Account balance of each Partner shall be equal to the distributions to be made to the Partners, provided, however, that in no event shall this Section 5.8 be interpreted or applied in a manner that would cause any LTIP Unit to fail to qualify as a “profits interest” under IRS Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and IRS Revenue Procedure 2001-43, 2001-2 C.B.  191 (August 3, 2001) (for example, this Section 5.8 shall not cause an LTIP Unit Limited Partner to receive a gross income allocation with respect to an LTIP Unit, or other Partners to receive gross expense allocations, if such allocation(s) would result in a reduction of the LTIP Unit Limited Partner’s Book-Up Target with respect to its LTIP Unit in excess of the amount by which such Book-Up Target would have been reduced in the absence of this Section 5.8). This Section 5.8 shall be interpreted in a manner consistent with the Partnership’s intention to treat the LTIP Units as “profits interests” for U.S. federal income tax purposes.

5.9           Preferred Unit Designations. Notwithstanding any provisions to the contrary in this Agreement, Net Income and Net Loss shall first be allocated to Partners as set forth in the Partnership Unit Designations.

5.10         Forfeiture Allocations. Subject to Section 5.11.3 with respect to a forfeiture of certain LTIP Units, upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the effective date of this Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

5.11         LTIP Allocation Provisions.

5.11.1     For purposes of determining allocations of Net Loss pursuant to Section 5.1, an LTIP Unit Limited Partner shall be treated as having a separate Economic Capital Account Balance, and for this purpose a separate Capital Account with an appropriate share of Partnership Minimum Gain and Partner Minimum Gain shall be maintained, for each tranche of LTIP Units with a different issuance date that it holds and a separate Capital Account for its Common Units, if applicable, and the Economic Capital Account Balance of each holder of Common Units shall not include any Economic Capital Account Balance attributable to other series or classes of Partnership Units.

5.11.2     After giving effect to the special allocations set forth in Sections 5.2, 5.3, 5.4, 5.7, 5.9, 5.10 and 5.13, and the allocations of Net Income under Sections 5.1.1(a), and subject to the other provisions of this Section 5, but before allocations of Net Income are made under Section 5.1.1(b) or 5.1.1(c), Liquidating Gains and Liquidating Losses shall be allocated as follows:

(a)          Liquidating Gains (including, for the avoidance of doubt, Liquidating Gains that are a component of any remaining Net Income), shall first be allocated to LTIP Unit Limited Partners until the Economic Capital Account Balances of such Partners, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”), provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit (each an “Ineligible Unit”) if and to the extent that cumulative Liquidating Losses of the Partnership have exceeded cumulative Liquidating Gains of the Partnership during the period from the issuance of such LTIP Unit through the date of such allocation. If, notwithstanding the foregoing, not all LTIP Units (including Ineligible Units) are fully booked up, Liquidating Gains shall be allocated, subject to Section 5.11.2(b), among LTIP Unit Limited Partners with respect to their LTIP Units in a manner reasonably determined by the General Partner. For the avoidance of doubt, Liquidating Gains allocated with respect to an LTIP Unit pursuant to this Section 5.11.2(a) shall reduce (but not below zero) the Book-Up Target for such LTIP Unit.

(b)         Liquidating Gain allocated to an LTIP Unit Limited Partner under this Section 5.11 will be attributed to specific LTIP Units of such LTIP Unit Limited Partner for purposes of determining (i) allocations under this Section 5.11, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unit Limited Partner’s Capital Account and (iii) the ability of such LTIP Unit Limited Partner to convert specific LTIP Units into Common Units. Such Liquidating Gain will generally be attributed in the following order: (A) first, to Vested LTIP Units held for more than two years, (B) second, to Vested LTIP Units held for two years or less, (C) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the General Partner, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting) and (D) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target. Any such allocations shall be made among the holders of LTIP Units in proportion to the aggregate amounts required to be allocated to each under this Section 5.

(c)          After giving effect to the special allocations set forth above in this Section 5.11, if, due to distributions with respect to Common Units in which the LTIP Units do not participate, forfeitures or otherwise, the Economic Capital Account Balance of any LTIP Unit Limited Partner attributable to such LTIP Unit Limited Partner’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such LTIP Unit Limited Partner, or, at the election of the General Partner, Liquidating Gains shall be allocated to the other Partners, to eliminate the disparity; provided, however, that if Liquidating Losses and Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Partners in a manner reasonably determined by the General Partner.

(d)          The parties agree that the intent of this Section 5.11 is (i) to the extent possible to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s General Partner Units (on a per-unit basis) and (ii) to allow conversion of an LTIP Unit (assuming prior vesting) when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 5.11 so that either an LTIP Unit’s initial Book-Up Target has been reduced to zero or the parity described in clause (i) above has been achieved. The General Partner shall be permitted to interpret this Agreement (including this Section 5.11) and to amend this Agreement to the extent necessary and consistent with this intention.

(e)          In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 5.11, Net Income allocable under Sections 5.1.1(b) and 5.1.1(c) and any Net Loss shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

5.11.3     If an LTIP Unit Limited Partner forfeits any LTIP Units to which Liquidating Gain has previously been allocated under Section 5.11.2, (i) the portion of such LTIP Unit Limited Partner’s Capital Account attributable to such Liquidating Gain allocated to such forfeited LTIP Units will be re-allocated to that LTIP Unit Limited Partner’s remaining LTIP Units that were outstanding on the date of the initial allocation of such Liquidating Gain (if any), using a methodology similar to that described in Section 5.11.2 as reasonably determined by the General Partner, to the extent necessary to cause such LTIP Unit Limited Partner’s Economic Capital Account Balance attributable to each such LTIP Unit to equal the Common Unit Economic Balance and (ii) such LTIP Unit Limited Partner’s Capital Account will be reduced by the amount of any such Liquidating Gain not re-allocated pursuant to clause (i) above.

5.12         Substantial Economic Effect. It is the intent of the Partners that the allocations of Net Income and Net Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Section 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent. If the Partnership is advised by the Partnership’s legal counsel that the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the General Partner is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) of the Code and effect the plan of allocations and distributions provided for in this Agreement. The Limited Partners acknowledge and agree that counsel representing the Partnership, the General Partner, the advisor to the General Partner and their Affiliates does not represent and will not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Limited Partners in any respect.

5.13         Performance Allocation. After giving effect to the special allocations set forth in Sections 5.2, 5.3, 5.4, 5.7, 5.9 and 5.10, Net Income and Net Loss shall be allocated in an amount equal to the Performance Allocation for the applicable year and for any prior distributed but unallocated Performance Allocation.

5.14         Allocation Relating to Certain LTIP Units. Notwithstanding any other provisions in this Agreement, any Person who is allocated LTIP Units during the period between January 1, 2021 and March 31, 2021 shall also receive a special Distribution and allocation of income in 2021 equal to the Distributions that such Person would have received if they had held such LTIP Units beginning on January 1, 2021 and continuing through the date of grant of such LTIP Units.

6.            Distributions.

6.1           Distribution of Cash.

6.1.1       Unless otherwise provided herein, cash from operations shall be distributed to the Partners, including the Special Limited Partner, each calendar year as follows:

(a)          First, to the Special Limited Partner until the Special Limited Partner has received an amount equal to the Performance Allocation.

(b)          Second, to the Preferred Limited Partners as set forth in the Partnership Unit Designations.

(c)          Third, to the Common Limited Partners, LTIP Unit Limited Partners and General Partner in proportion to their Percentage Interests.

6.1.2       Distributions made pursuant to Section 6.1.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such LTIP Unit was issued by the Partnership.  The intent of the immediately preceding sentence is to ensure that any LTIP Units qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B.  191 (August 3, 2001), and such sentence shall be interpreted and applied consistently therewith.  The General Partner at its discretion may amend Section 6.1 to ensure that any LTIP Units will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B.  343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B.  191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

6.1.3       The Partnership shall distribute to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 6.1.1; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the day after the Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be adjusted in proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

6.1.4       Except for distributions pursuant to Section 6.6 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 6.1.1, 6.2, 6.3 and 6.5 of this Agreement, distributions shall be made to the holders of Participating Partnership Units in accordance with their respective Percentage Interests.

6.1.5       In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

6.2           Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, the requirements of Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner or assignee on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee or upon demand upon the applicable Partner or assignee. In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner (a “Defaulting Limited Partner”), the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 6.2 shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

6.3           REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable CCI to make distributions to its stockholders that will allow CCI to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent CCI elects to retain and pay income tax on any portion of its net capital gain.

6.4           No Right to Distributions in Kind. No Partner shall be entitled to demand Property other than cash in connection with any distributions by the Partnership.

6.5           Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Section 6, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

6.6           Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans and any distributions required pursuant to the Partnership Unit Designations and after payment of any accrued but undistributed Performance Allocation, any remaining assets of the Partnership shall be distributed to the Common Limited Partners, Special Limited Partner, LTIP Unit Limited Partners and General Partner as set forth in Section 6.1, which is intended to be in accordance with the positive balance of the Capital Account of each Partner; provided, however, that, notwithstanding the foregoing, consistent with the Partnership’s intention to treat LTIP Units as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B.  191 (August 3, 2001), in no event shall an LTIP Unit Limited Partner receive any distribution pursuant to this Section 6.6 with respect to an LTIP Unit in excess of such LTIP Unit Limited Partner’s positive Capital Account balance with respect to such LTIP Unit. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all allocations and distributions have been made in accordance with this Agreement attributable to Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

6.7           Determination of Performance Allocation. Notwithstanding the foregoing, so long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to a distribution (the “Performance Allocation”), promptly following the end of each year (which shall accrue on a monthly basis) in an amount equal to:

6.7.1       First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and

6.7.2       Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

6.8           Special Provisions Applicable to the Performance Allocation.

6.8.1       Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

6.8.2       With respect to all Partnership Units that are repurchased at the end of any month in connection with repurchases of REIT Shares pursuant to CCI’s share repurchase plan, the Special Limited Partner shall be entitled to such Performance Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such Partnership Units were outstanding, and proceeds for any such Partnership Unit repurchase will be reduced by the amount of any such Performance Allocation.

6.8.3       The Performance Allocation may be payable in cash or Common Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Common Units, the Special Limited Partner will receive the number of Common Units that results from dividing the Performance Allocation by the Net Asset Value per Common Unit at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Common Units, the Special Limited Partner may request the Partnership to redeem such Common Units from the Special Limited Partner at any time thereafter pursuant to Section 9.4. Any Common Units received by the Special Limited Partner pursuant to this Section 6.8.3 may be redeemed pursuant to Section 9.4 without any requirement that such Common Units are held for at least one year as set forth in Section 9.4 or as described in the definition of Exchange Date.

6.8.4       The measurement of the change in Net Asset Value for the purpose of calculating the Total Return is subject to adjustment by the Board of Directors to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the Board of Directors deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

6.8.5       The Special Limited Partner will not be obligated to return any portion of the Performance Allocation paid due to the subsequent performance of the Partnership.

6.8.6       In the event the Advisory Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Allocation with respect to all Partnership Units as of the date of such termination.

7.            Rights, Obligations and Powers of the General Partner.

7.1           Management of the Partnership.

7.1.1       Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions as deemed necessary or desirable in the sole and absolute discretion of the General Partner, on behalf of the Partnership (or any Subsidiary or GP Subsidiary):

(a)          to acquire, purchase, own, operate, manage, lease, dispose of and exchange any Property and any other assets in the best interests of the business of the Partnership;

(b)          to develop land, construct buildings and make other improvements or renovations on Property owned or leased by the Partnership;

(c)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests or options, warrants, convertible or exchangeable securities or other rights relating to any Partnership Interests) of the Partnership;

(d)          to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(e)          to make loans or advances to any Person, including Affiliates of the General Partner or the Partnership, for any purpose pertaining to the business of the Partnership;

(f)           to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(g)          to pay, either directly or by reimbursement, all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(h)          to use assets of the Partnership for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(i)           to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(j)           to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(k)          to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(l)           to make or revoke any election permitted or required of the Partnership by any taxing authority;

(m)         to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, conservation of Partnership assets, or any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(n)          to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property, to distribute the same or to use such proceeds for other Partnership purposes;

(o)          to hire and dismiss employees of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons in connection with the Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper;

(p)          to retain other services of any kind or nature in connection with the Partnership business, and to pay such remuneration as the General Partner may deem reasonable and proper;

(q)          to negotiate and enter into agreements on behalf of the Partnership with respect to any of the rights, powers or authority of the General Partner;

(r)           to maintain accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;

(s)          to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(t)           to form or acquire an interest in, and contribute Property to, any limited or general partnership, joint venture, limited liability company, corporation, Subsidiary or other entity or relationship;

(u)          to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other Partnership purpose;

(v)          to merge, consolidate or combine the Partnership with or into another entity;

(w)         to take any and all actions necessary to adopt or modify any distribution reinvestment plan of the Partnership or CCI;

(x)          to do any and all acts necessary or desirable to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code and the Regulations promulgated thereunder; and

(y)         to execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all acts for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing CCI at all times to qualify as a REIT unless CCI voluntarily terminates its REIT status) and to possess and maintain all of the rights and powers of a general partner as provided by the Act.

7.1.2       Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

7.2           Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

7.3           Indemnification and Exculpation of Covered Persons.

7.3.1       The Partnership shall indemnify, to the fullest extent allowed under applicable law and to the extent indemnification of the Covered Person by CCI is not prohibited under Article XVI of the Articles of Incorporation, a Covered Person from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative), that relate to the operations of the Partnership as set forth in this Agreement or relate to the provision of services to the Partnership in which any Covered Person may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that (i) the act or omission of the Covered Person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Covered Person actually received an improper personal benefit in money, property or services, (iii) in the case of any criminal proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful or (iv) the Covered Person acted with gross negligence, willful misconduct or fraud.

7.3.2       To the extent reimbursement or advancement of expenses of the Covered Person by CCI is not prohibited under Article XVI of the Articles of Incorporation, the Partnership shall pay or reimburse a Covered Person for reasonable expenses and other costs incurred by a Covered Person who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.3 has been met and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the Covered Person was not entitled to indemnification pursuant to this Section 7.3.

7.3.3       The Partnership may purchase and maintain insurance on behalf of the Covered Persons and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

7.3.4       For purposes of this Section 7.3, (i) the Partnership shall be deemed to have requested a Covered Person to serve as a fiduciary of an employee benefit plan whenever the performance by the Covered Person of its duties to the Partnership also imposes duties on the Covered Person, or otherwise involves services by the Covered Person to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on a Covered Person with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.3 and (iii) actions taken or omitted by the Covered Person with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

7.3.5       In no event may a Covered Person subject the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

7.3.6       A Covered Person shall not be denied indemnification in whole or in part under this Section 7.3 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or approved by the Board of Directors.

7.3.7       Notwithstanding the above provisions in this Section 7.3, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Covered Person, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Covered Person or (iii) a court of competent jurisdiction approves a settlement of the claims against the Covered Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

7.3.8       Without limitation, the foregoing indemnity shall extend to any liability of any Covered Person, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.3 in favor of any Covered Person having or potentially having liability for any such indebtedness.

7.3.9       The provisions of this Section 7.3 are for the benefit of the Covered Persons, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

7.3.10     The indemnification provided by this Section 7.3 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity.

7.3.11      Neither the amendment nor repeal of this Section 7.3, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 7.3, shall apply to or affect in any respect the applicability of this Section 7.3 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.3.12      None of the Partners or any of their Affiliates shall have any obligation to cause the Partnership to take any action that would result in personal liability to any Limited Partner, its principals or any of its Affiliates in their capacity as obligor or guarantor of any loan that is obtained or assumed by the Partnership, notwithstanding that the failure to take any such action might result in the total or partial loss of the Partnership’s interest in some or all of the Partnership’s Property. Such action may include transferring property to a lender pursuant to a deed in lieu of foreclosure. Any action or inaction by the Partners or any of their Affiliates that is intended to avoid personal liability under any obligation or guaranty related to a loan that is obtained or assumed by the Partnership shall not constitute a breach of any fiduciary or other duty that the General Partner or its Affiliates may owe the Partnership. Further, the Partnership shall indemnify and hold harmless any Partners and their Affiliates for any guarantees either actual guarantees or non-recourse carve-out guarantees or similar guarantees.

7.3.13      The Partners acknowledge that the Limited Partners shall not be in breach of any duty or obligation that the Limited Partners or their Affiliates may have to the Partnership or the Partners if the Limited Partners vote their Limited Partner Interests in their own best interest with respect to any matter upon which the Limited Partners have the right to vote.

7.3.14      Subject to Section 7.5.4, it is the intent of the parties that any amounts paid by the Partnership to the General Partner or any Partner pursuant to this Section 7.3 shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

7.4           Liability of the General Partner.

7.4.1       Notwithstanding anything to the contrary set forth in this Agreement, the Covered Persons shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Covered Person acted in good faith. The Covered Person shall not be in breach of any duty that the Covered Person may owe to the Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the Covered Person, acting in good faith, abides by the terms of this Agreement.

7.4.2       In addition, to the extent a Covered Person performs its duties in accordance with the standards provided by this Agreement or, as applicable, the Act, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, employee, agent or stockholder of the General Partner. To the maximum extent that the Act and the general laws of the State of Delaware, in effect from time to time, permit limitation of the liability of general partners of a limited partnership, a Covered Person shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the Covered Person actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the Covered Person is entered in a proceeding based on a finding in the proceeding that the action or failure to act of the Covered Person was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

7.4.3       The Limited Partners expressly acknowledge that (i) the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively and (ii) the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to the Limited Partners or some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of CCI’s stockholders on one hand and the Limited Partners on the other, the Board of Directors or management of CCI, in managing the General Partner, shall endeavor in good faith to resolve the conflict in a manner not adverse to either the CCI stockholders or the Limited Partners; provided, however, that for so long as CCI directly owns a controlling interest in the General Partner and the General Partner directly owns a controlling interest in the Partnership, any such conflict that the Board of Directors or management of CCI, in managing the General Partner, in their sole and absolute discretion, determine cannot be resolved in a manner not adverse to either the CCI stockholders or the Limited Partners shall be resolved in favor of the CCI stockholders. Neither CCI, the Board of Directors and CCI’s management nor the General Partner shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that CCI, the Board of Directors and CCI’s management and the General Partner have acted in good faith.

7.4.4       Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief, that such action or omission is necessary or advisable in order to (i) protect the ability of the General Partner to continue to qualify as a REIT or (ii) prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

7.4.5       Subject to its obligations and duties as General Partner set forth in Section 7.1, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees and agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such employee or agent appointed by the General Partner in good faith.

7.4.6       To the extent that, at law or in equity, a Covered Person has duties and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

7.4.7       Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the other Partners or (ii) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or in equity or any other agreement contemplated herein or otherwise.

7.4.8       The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

7.4.9       The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

7.4.10     The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

7.4.11     Neither the amendment nor repeal of this Section 7.4, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 7.4, shall apply to or affect in any respect the applicability of this Section 7.4 with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.5           Reimbursement of General Partner.

7.5.1       Except as provided in this Section 7.5 and elsewhere in this Agreement (including Sections 5 and 6), the General Partner shall not be compensated for its services as general partner of the Partnership.

7.5.2       REIT Expenses and Administrative Expenses shall be obligations of the Partnership and the General Partner and CCI shall be entitled to reimbursement for all REIT Expenses and Administrative Expenses incurred by the General Partner and CCI on behalf of the Partnership. Reimbursement of REIT Expenses and Administrative Expenses shall be treated as an expense of the Partnership and not as allocations of Partnership income or gain.

7.5.3       Subject to Section 7.5.4, if and to the extent any payment or reimbursement to the General Partner (or CCI) is determined for United States federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

7.5.4       Notwithstanding any provision in this Agreement to the contrary, if the Partnership pays or reimburses (directly or indirectly, including by reason of giving the General Partner (or CCI) Capital Account credit in excess of actual Capital Contributions made by the General Partner or CCI for fees, expenses or other costs pursuant to Sections 4.3, 7.3 or 7.5, or otherwise, and if failure to treat all or part of such payment or reimbursement as a distribution to the General Partner (or CCI), or the receipt of Capital Account credit in excess of actual Capital Contributions, would cause CCI to recognize income that would cause CCI to fail to qualify as a REIT, then such payment or reimbursement (or portion thereof) shall be treated as a distribution to the General Partner (or CCI) for purposes of this Agreement, or the Capital Account credit in excess of actual Capital Contributions shall be reduced, in each case to the extent necessary to preserve CCI’s status as a REIT. The Capital Account of the General Partner (or CCI) shall be reduced by such direct or indirect payment or reimbursement (or a portion thereof) in the same manner as an actual distribution to the General Partner (or CCI). To the extent treated as distributions, such fees, expenses or other costs shall not be taken into account as Partnership fees, expenses or costs for the purposes of this Agreement. In the event that amounts are recharacterized as distributions or Capital Accounts are reduced pursuant to this Section 7.5.4, allocations under Sections 5.1 and 5.11 for the current and subsequent periods shall be adjusted as reasonably determined by the General Partner so that to the extent possible the Partners have the same Capital Account balances they would have if this Section 7.5.4 had not applied. This Section 7.5.4 is intended to prevent direct or indirect reimbursements or payments under this Agreement from giving rise to a violation of CCI’s REIT requirements while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be interpreted and applied consistent with such intent.

7.6           Outside Activities. Subject to Section 7.8, the Articles of Incorporation and any agreements entered into by CCI or the General Partner or their Affiliates with the Partnership or a Subsidiary, or any officer, director, employee, agent, trustee, Affiliate or stockholder of CCI or the General Partner, CCI and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and CCI the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

7.7           Employment or Retention of Affiliates.

7.7.1       Any Affiliate of CCI or the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, advisor, manager, property manager, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable.

7.7.2       The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner; provided that any such arrangements (other than arrangements with wholly-owned subsidiaries) shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

7.7.3       The Partnership may transfer assets to joint ventures, limited liability companies, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement, applicable law and the REIT status of CCI; provided that any such arrangements shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction.

7.7.4       Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

7.8           General Partner Participation. The General Partner agrees that all business activities of the General Partner and CCI, including activities pertaining to the acquisition, development or ownership of any Property shall be conducted through the Partnership, a Subsidiary, a GP Subsidiary or a taxable REIT subsidiary (within the meaning of Section 856 (l) of the Code); provided, however, that CCI or the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of CCI, the General Partner and the Partnership by a majority of the Independent Directors.

7.9           Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees as the General Partner may determine in its sole discretion, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10         Redemptions. In the event CCI (i) redeems any REIT Shares or shares of preferred stock in CCI or (ii) makes a cash tender offer or other offer to acquire REIT Shares, or shares of preferred stock, as applicable, then CCI shall cause the General Partner and the General Partner shall cause the Partnership to purchase from the General Partner a number of General Partner Units or Preferred Units, as applicable, as determined based on the application of the Conversion Factor on the same terms that CCI redeemed or acquired such REIT Shares or shares of preferred stock, as applicable.

7.11         Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.12         Officers.

7.12.1      The General Partner, in its sole discretion, may appoint officers of the Partnership at any time. The officers of the Partnership, if appointed by the General Partner, may include an executive chairman, president, chief executive officer, chief legal officer, chief investment officer, chief financial officer, chief accounting officer, chief operating officer, any number of executive vice presidents, vice presidents, a secretary or any other officer designated by the General Partner. The officers shall serve at the pleasure of the General Partner. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as determined and authorized by the General Partner.

7.12.2      Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the General Partner at any time. Any officer may resign at any time by giving written notice to the General Partner. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

7.12.3      No officer shall receive a salary solely for acting as an officer of the Partnership.

7.12.4      No officer of the Partnership shall have the authority to sign contracts and obligations on behalf of the Partnership. All contracts and obligations of the Partnership shall be executed by the General Partner, in its capacity as general partner of the Partnership.

8.            Changes in General Partner.

8.1           Transfer of the General Partner’s Partnership Interest.

8.1.1       The General Partner shall not transfer all or any portion of its General Partner Interest or withdraw as the General Partner except as provided in, or in connection with a transaction contemplated by, Sections 8.1.2, 8.1.3 or 8.1.4 (and CCI shall not transfer its interest in the General Partner).

8.1.2       Except as otherwise provided in Sections 8.1.3 or 8.1.4, the General Partner and CCI shall not engage in any merger, consolidation or other combination with or into another entity or the sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), which in each case results in a change of control of the General Partner or CCI (a “Transaction”), unless:

(a)          Such Transaction is approved by a Majority Vote;

(b)         as a result of such Transaction, all Common Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each Common Limited Partner shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Common Limited Partner holding Common Units would have received had it (i) exercised its Exchange Right and (ii) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(c)          the General Partner or CCI is the surviving entity in the Transaction and either (i) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (ii) all Common Limited Partners (other than the General Partner or any Subsidiary) receive in exchange for their Common Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

8.1.3       Notwithstanding Section 8.1.2, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units and Preferred Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units or Preferred Units, as applicable, with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 8.1.3. The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Common Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants, convertible or exchangeable securities or other rights relating thereto, and which a holder of Common Units could have acquired had such Common Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 9.4 and 9.5 so as to approximate the existing rights and obligations set forth in Sections 9.4 and 9.5 as closely as reasonably possible. The above provisions of this Section 8.1.3 shall similarly apply to successive mergers or consolidations permitted hereunder. Similar provisions as set forth in this Section 8.1.3 shall be applied if CCI shall merge or consolidate.

8.1.4       Notwithstanding Section 8.1.2:

(a)          the General Partner may transfer all or any portion of its General Partner Interest to (i) a wholly-owned Subsidiary of such General Partner (or CCI) or (ii) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partner Interest, may withdraw as General Partner;

(b)          the General Partner (or CCI) may engage in any transaction that is not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares; and

(c)          in addition to Section 8.1.4(a)(ii), the General Partner may liquidate and transfer its General Partner Interest to CCI or CCI may transfer all of its Partnership Interests to the General Partner.

8.2           Admission of a Substitute or Additional General Partner. A Person who acquires a General Partner Interest in accordance with the terms of this Agreement shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

8.2.1       the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and the Certificate shall be amended or amended and restated to evidence the admission of such Person as a General Partner and filed for recordation and all other actions required by Section 2.5 in connection with such admission shall have been performed;

8.2.2       if the Person to be admitted as a substitute or additional General Partner is an entity, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

8.2.3       counsel for the Partnership shall have rendered an opinion (relying on or obtaining such opinions from other counsel as may be necessary) that (i) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (ii) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (a) the Partnership to be classified other than as a partnership for federal income tax purposes or (b) the loss of any Limited Partner’s limited liability.

8.3           Effect of Bankruptcy or Event of Withdrawal of a General Partner.

8.3.1       Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.4.1) or other Event of Withdrawal of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued without dissolution by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 8.3.2. Notwithstanding the foregoing, the merger of the General Partner with and into any entity, transfer of all of the General Partner Interest of the General Partner to another Person, that is admitted as a substitute or successor General Partner pursuant to Section 8.2 effective as of the date of such merger or transfer shall not be an Event of Withdrawal of the General Partner.

8.3.2       Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 8.4.1) or other Event of Withdrawal of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued without dissolution by the remaining partner or partners), (i) the Common Limited Partners, within 90 days after such occurrence, elect to continue the business of the Partnership without dissolution by selecting, subject to Section 8.2 and any other provisions of this Agreement, a substitute General Partner by a Majority Vote whose admission will be effective as of the date of the occurrence of such Event of Withdrawal or (ii) the General Partner appoints 1 or more additional general partners and continue the business of the Partnership without the vote of the Limited Partners. If the business of the Partnership is continued without dissolution and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

8.4           Removal of a General Partner.

8.4.1       Upon the occurrence of an Event of Bankruptcy as to a General Partner or other Event of Withdrawal, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be an Event of Bankruptcy or a dissolution of the General Partner if the business of such General Partner is continued without dissolution by the remaining partner or partners under Section 8.3.2. In addition, a transfer of the General Partner Interests of the General Partner pursuant to Section 8.1.4 shall not be subject to this Section. The Limited Partners may not remove the General Partner, with or without cause.

8.4.2       If a General Partner has been removed pursuant to this Section 8.4 and the Partnership is continued without dissolution pursuant to Section 8.3, such General Partner shall promptly transfer and assign its General Partner Interest to the substitute General Partner as set forth in Section 8.3.2 and otherwise be admitted to the Partnership in accordance with Section 8.2. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner as a result of the event that caused the removal. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner, on the one hand, and the Limited Partners pursuant to a Majority Vote, on the other hand, within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and the Limited Partners pursuant to a Majority Vote, shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals closest in value.

8.4.3       The General Partner Interest of a removed General Partner, until transferred pursuant to Section 8.4.2, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Net Income, gain or Net Loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 8.4.2.

8.4.4       All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

9.            Rights and Obligations of the Limited Partners.

9.1           Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

9.2           Power of Attorney. Each Limited Partner, pursuant to Section 14, hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact.

9.3           Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contributions, if any, as and when due hereunder. After its Capital Contributions are fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

9.4           Exchange Right.

9.4.1       Subject to the provisions in this Section 9.4 and the provisions of any agreements between the Partnership and one or more Common Limited Partners with respect to Common Units held by them, each Common Limited Partner shall have the right (the “Exchange Right”), beginning on the Exchange Date, to require the Partnership to exchange on a Specified Exchange Date all or a portion of the Common Units held by such Common Limited Partner for the applicable Cash Amount to be paid by the Partnership (with the Cash Amount determined 60 days after the receipt of the Exchange Notice for purposes of this Section 9.4), provided that such Common Units (or the LTIP Units from which they were converted) shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the General Partner) by the Common Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if CCI elects to purchase the Common Units subject to the Exchange Notice pursuant to Section 9.4.2; and provided, further, that no Common Limited Partner may deliver more than two Exchange Notices during each calendar year. A Common Limited Partner may not exercise the Exchange Right for less than 1,000 Common Units or, if such Common Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.

9.4.2       Notwithstanding the provisions of Section 9.4.1, a Common Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell the Common Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 9.4.2 with respect to the Exchange Notice, it shall so notify the Exchanging Partner within five business days after the receipt by the General Partner of such Exchange Notice. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 9.4.2, the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 9.4.2, the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the General Partner shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner.

9.4.3       Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right, including an assignment of the Common Units, and if the General Partner is relying upon the exemption from registration under the Securities Act provided by Regulation D promulgated under the Securities Act, or any successor rule, a document pursuant to which the Exchanging Partner makes a representation that it is an accredited investor; provided, however, that if the Exchanging Partner cannot make such representation, then the Exchanging Partner shall have no right to exercise its Exchange Right.

9.4.4       In case of any reclassification of the REIT Shares (including, but not limited to, any reclassification upon a consolidation or merger in which CCI is the continuing corporation) into securities other than REIT Shares, for purposes of Section 9.4.2, the General Partner may thereafter exercise its right to purchase Common Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Shares for which such Common Units could be purchased immediately prior to such reclassification.

9.4.5       Any REIT Shares issued to an Exchanging Partner upon the exercise by the General Partner of its right to purchase Common Units under Section 9.4.2, shall not be required to be registered under the Securities Act, unless subject to a separate agreement between the General Partner and the Exchanging Partner.

9.4.6       Notwithstanding the provisions of Section 9.4.1 and 9.4.2, a Common Limited Partner shall not be entitled to exercise the Exchange Right if such exercise would result in (i) any Person owning, directly or indirectly, shares of CCI in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons (determined without reference to any rules of attribution), (iii) CCI being “closely held” within the meaning of Section 856(h) of the Code, (iv) CCI owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (v) a violation of the Securities Act either for the exchange or other securities offerings, (vi) the REIT Shares being required to be registered under the Securities Act, (vii) CCI no longer qualifying as a REIT under the Code or (viii) in the belief of the General Partner, the Partnership being treated as a “publicly traded partnership.” The General Partner, in its sole and absolute discretion, may waive any of the restrictions on exchange set forth in this Section 9.4.6.

9.4.7       Each Common Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Common Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Common Units free of any such items. Each Common Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Common Units and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender. The General Partner shall have no obligation to acquire Common Units (i) to the extent that any such Common Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Common Limited Partner shall fail to give the General Partner adequate assurances that such Common Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Common Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner by the amount of the lien, encumbrance or right of any other person or entity. The Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Partner’s Common Units which are subject to the Exchange Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities. Each Common Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Common Units to the General Partner pursuant to the Exchange Right, such Common Limited Partner shall assume and pay such transfer tax.

9.4.8       Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 9.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days to the extent required for the General Partner to obtain additional funding to be used to make such payment of the Cash Amount by the issuance of additional REIT Shares or otherwise. Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the exchange to occur as quickly as reasonably possible.

9.4.9       Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Common Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each Common Limited Partner and each other Person that holds interests in the Partnership convertible for, or other instruments exercisable for, Common Units.

9.4.10     A fee may be charged in connection with an exercise of Exchange Rights pursuant to this Section 9.4 to cover the expenses of the Partnership or the General Partner.

9.4.11     The exercise of an Exchange Right by a Common Limited Partner will be subject to compliance with securities laws applicable to the exchange and therefore the Exchange Right may not be exercisable in the absence of an effective registration statement or an available exemption from registration.

9.4.12     Holders of LTIP Units shall not be entitled to the Exchange Rights provided for in Section 9.4 of this Agreement, unless and until such LTIP Units have been converted into Common Units. Notwithstanding the foregoing, and except as otherwise permitted by the Vesting Agreement or any award document, plan or other agreement pursuant to which an LTIP Unit was issued, without the consent of the General Partner, the Exchange Rights shall not be exercisable with respect to any Common Unit issued upon conversion of an LTIP Unit until two years after the date on which the LTIP Unit was issued, provided however, that the foregoing restriction shall not apply (i) if the Exchange Right is exercised by an LTIP Unit holder in connection with a transaction that falls within the definition of a “Change in Control” under the agreement or agreements pursuant to which the LTIP Units were issued to such holder or (ii) in connection with a mandatory conversion in connection with a Capital Transaction as described in Section 12.1 of Exhibit D and Exhibit J.

9.4.13     The General Partner may assign its rights and obligations under this Section 9.4 to CCI.

9.5           Call Right.

9.5.1       In the event of a General Partner Liquidity Event or immediately prior to a General Partner Liquidity Event, the General Partner shall have the right (the “Call Right”) to purchase (i) all of the Common Units held by a Common Limited Partner and (ii) all of the LTIP Units held by an LTIP Unit Limited Partner (each of clause (i) and clause (ii), a “Called Unit”), at a price equal to the Cash Amount; provided, however, that the General Partner may, in its sole and absolute discretion, beginning on or after the Exchange Date, elect to purchase such Called Units by paying to the Limited Partner in question the REIT Shares Amount in lieu of the Cash Amount, provided further that for purposes of this Section 9.5, (i) the determination of the Economic Capital Account Balances and the Cash Amount of any LTIP Units that are Called Units shall also take into account any allocations that occur in connection with the General Partner Liquidity Event or that would occur in connection with the General Partner Liquidity Event if the assets of the Partnership were sold at a value determined by the General Partner in good faith using the value attributed to the General Partner’s General Partner Units in the context of the General Partner Liquidity Event and (ii) the REIT Shares Amount paid for Called Units that are LTIP Units shall not exceed a number of REIT Shares with a value equal to the Cash Amount of such LTIP Units. The Call Right shall be exercised pursuant to a notice (the “Call Notice”) delivered by the General Partner to the Limited Partner. The General Partner may not exercise the Call Right for less than all of the Called Units. A Limited Partner receiving the Call Notice described above shall have no rights with respect to any interest in the Partnership other than the right to receive payment for its interest in the Partnership in cash or REIT Shares in accordance with this Section 9.5. An assignee of a Limited Partner shall be bound by and subject to the Call Right of the General Partner pursuant to this Section 9.5. In connection with any exercise of such Call Right by the General Partner with respect to an assignee, the Cash Amount (or REIT Shares Amount) shall be paid by the General Partner directly to such assignee and not to the Limited Partner from which such assignee acquired its Called Units, as applicable. The Call Right may be assigned to any acquiring company pursuant to a General Partner Liquidity Event.

9.5.2       Within 30 days after the delivery of the Call Notice by the General Partner to the Limited Partners under this Section 9.5, the General Partner (subject to the limitations set forth in Section 9.5.4) shall transfer and deliver the Cash Amount (or the REIT Shares Amount) to the Limited Partners or, as applicable, their assignees, whereupon the General Partner (or its designee) shall acquire the Called Units of such Limited Partners or, as applicable, their assignees, and shall be treated for all purposes of this Agreement as the owner of such Called Units.

9.5.3       In the event that the General Partner elects to pay a Limited Partner in the form of the REIT Shares Amount and such REIT Shares Amount is not a whole number of REIT Shares, the Limited Partner shall be paid (i) the number of REIT Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional REIT Share which would otherwise be payable to the Limited Partner.

9.5.4       In determining whether to elect to pay the REIT Shares Amount in lieu of the Cash Amount in Sections 9.5.1 and 9.5.2, the General Partner shall consider whether such election would result in, (i) any Person owning shares of CCI in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons, (iii) CCI being “closely held” within the meaning of Section 856(h) of the Code or (iv) CCI owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. The General Partner, in its sole and absolute discretion, may elect to pay the REIT Shares Amount despite the fact that it would result in any of the occurrences set forth in this Section 9.5.4.

9.5.5       Each Limited Partner agrees to execute such documents as the General Partner or CCI may reasonably require in connection with the issuance of the REIT Shares upon exercise of the Call Right including, without limitation, an assignment of the Called Units. Each Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Called Units, free of any such items. The Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Called Units, as applicable, and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender. The General Partner shall have no obligation to acquire Called Units (i) to the extent that any such Called Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Limited Partner shall fail to give the General Partner adequate assurances that such Called Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Called Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Limited Partner by the amount of the lien, encumbrance or right of any other person or entity. The Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Limited Partner’s Called Units, which are subject to the Call Right or the exercise of the Call Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities. Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Called Units to the General Partner pursuant to the exercise of the Call Right, such Limited Partner shall assume and pay such transfer tax.

9.5.6       In the event this Call Right is exercised, all Unvested LTIP Units shall terminate and be null and void.

9.5.7       The General Partner may assign its rights and obligations under this Section 9.5 to CCI.

10.          Transfers of Limited Partner Interests.

10.1         Restrictions on Transfer of Limited Partner Interests.

10.1.1      Subject to the provisions of this Section 10.1, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported Transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

10.1.2      No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by Section 10.1.1 or Section 10.1.3 or a Transfer made pursuant to Section 10.4) of all of its Limited Partner Units pursuant to this Section 10 or pursuant to an exchange of all of its Common Units pursuant to Section 9.4. Upon the permitted Transfer or redemption of all of a Limited Partner’s Limited Partner Interest, such Limited Partner shall cease to be a Limited Partner.

10.1.3      Notwithstanding Section 10.1.1 and subject to Sections 10.1.4, 10.1.5 and 10.1.6, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Limited Partner Units to (i) a parent or parent’s spouse, natural or adopted descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person, of which trust such Limited Partner or any such Person is a trustee, (ii) a corporation, a partnership or limited liability company controlled by a Person or Persons named in (i) above or (iii) if the Limited Partner is an entity, its beneficial owners.

10.1.4      No Limited Partner may effect a Transfer of its Limited Partner Interests, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partner Interests under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law.

10.1.5      No Transfer by a Limited Partner of its Limited Partner Units, in whole or in part, may be made to any Person if, in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, the Transfer (i) would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the belief of the General Partner, would adversely affect the ability of CCI to continue to qualify as a REIT or subject CCI to any additional taxes under Section 857 or Section 4981 of the Code, (iii) in the belief of the General Partner, would cause the Limited Partner Units to be deemed to be “traded on an established securities market” or “readily tradable on a secondary market (or substantial equivalent thereof)” under the provisions applicable to publicly traded partnership status under Section 7704 of the Code and the Regulations promulgated thereunder, (iv) would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or to Section 4975 of the Code, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code), (v) would, in the belief of the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101 or (vi) would subject the Partnership to be regulated under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA.

10.1.6      No Limited Partner may Transfer any Limited Partner Units to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Limited Partner Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

10.1.7      Any Transfer in contravention of any of the provisions of this Section 10 shall be void and ineffectual and shall not be binding upon or recognized by the Partnership.

10.1.8      Prior to the consummation of any Transfer under this Section 10, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

10.2         Admission of Substitute Limited Partner.

10.2.1      Subject to the other provisions of this Section 10, an assignee of a Limited Partner Interest (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partner Interest) shall be admitted as a Limited Partner only with the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion and upon the satisfactory completion of the following:

(a)          The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(b)          The assignee shall have delivered a letter containing the representations, requirements and agreements set forth in Section 15.

(c)          If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(d)          The assignee shall have executed the power of attorney as set forth in Section 14.

(e)          The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(f)           The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

10.2.2      For the purpose of allocating Net Income and Net Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become a Partner upon the later of the date specified in the Transfer documents or the date on which the General Partner has received all necessary instruments of Transfer and substitution subject to Section 5.5.

10.2.3      The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 10.2 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Section 10 to the admission of such Person as a Limited Partner of the Partnership.

10.3         Rights of Assignees of Partnership Interests.

10.3.1      Subject to the provisions of Sections 10.1 and 10.2, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

10.3.2      Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partner Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partner Interest, shall be subject to all the provisions of this Section 10 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partner Interest.

10.4         Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue without dissolution. If an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of the Limited Partner’s estate or, if a Limited Partner dies, the Limited Partner’s executor, administrator or trustee, or, if a Limited Partner is finally adjudicated incompetent, Limited Partner’s committee, guardian or conservator, any such Person shall have the rights of such Limited Partner for the purpose of settling or managing Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

10.5         Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same personal residence. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

10.6         Repurchase of Common Units. Following the date of acquisition of Common Units by a Limited Partner (the “Acquisition Date”), upon the written request of such Limited Partner (executed by the trustee or authorized agent in the case of a retirement plan) and in the sole discretion of the General Partner the Partnership may repurchase the Common Units of such Limited Partner as follows:

10.6.1      Beginning on the date that is 1 year after the Acquisition Date and continuing for the 3-year period thereafter, the purchase price for the repurchased Common Units shall be equal to 80% of the Net Asset Value of the Common Units as of a date that is at least 60 days following the receipt by the Partnership of the Limited Partner’s written request for repurchase.

10.6.2      Beginning 4 years after the Acquisition Date and continuing for the 2-year period thereafter, the purchase price for the repurchased Common Units will be equal to 85% of the Net Asset Value of the Common Units as of a date that is at least 60 days following the receipt by the Partnership of the Limited Partner’s written request for repurchase; and

10.6.3      For the period beginning 6 years after the Acquisition Date and thereafter, the purchase price for the repurchased Common Units will be equal to 90% of the Net Asset Value of the Common Units as of a date that is at least 60 days following the receipt by the Partnership of the Limited Partner’s written request for repurchase.

10.6.4      In the event that the General Partner decides to honor a request, it will notify the requesting Limited Partner in writing of such fact, subject to Section 10.6.6, within 30 days of the Partnership’s receipt of the Limited Partner’s written request for repurchase described in this Section 10.6, and, after determination of the purchase price for the repurchased Common Units, will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

10.6.5      Notwithstanding the above and subject to the sole discretion of the General Partner, in the case of the death or complete disability of a limited partner, the repurchase of the Common Units may occur at any time after the Acquisition Date and, if accepted by the General Partner, the purchase price for the repurchased Common Units will be equal to 95% of the Net Asset Value of the Common Units as of a date that is at least 60 days following the receipt by the Partnership of the Limited Partner’s written request for repurchase.

10.6.6      The effective date of the repurchase transaction shall be not less than 60 or more than 90 calendar days following the receipt of the written request by the Partnership described in Section 10.6.1.

10.6.7      Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

10.6.8      Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction and subject to approval by the General Partner, repurchase the Common Units, provided that if sufficient amounts are not then available, in the General Partner’s sole discretion, to repurchase all of such Common Units, only a portion of such Common Units will be repurchased, unless otherwise approved by the General Partner as set forth herein. Common Units repurchased by the Partnership pursuant to this Section 10.6 shall be promptly cancelled.

10.6.9      In the event that insufficient funds are available, in the General Partner’s sole discretion, to repurchase all of such Common Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

10.6.10    Repurchases of Common Units shall be subject to the restrictions set forth in Section 10.1. Such requests will be considered by the General Partner in the order in which they are received. No repurchase may result in a Limited Partner owning a partial Common Unit.

10.6.11    In no event shall Common Units owned by the General Partner or its Affiliates be repurchased by the Partnership pursuant to this Section 10.6.

10.6.12    Notwithstanding the above or the restrictions in Section 10.1, the Partnership shall not purchase more than 10% in the aggregate of the total Common Units (other than those excluded by Regulation Section 1.7704-1(k)(1)(ii)) of the Partnership per annum reduced by the percentage of any transfers made under Regulation Sections 1.7704-1(g) or transfers that do not qualify for safe harbor treatment under the Regulations (which excludes private transfers described in Regulation Section 1.7704-1(e)).

10.6.13    Notwithstanding anything in this Section 10.6 to the contrary, in no event shall the Partnership repurchase any LTIP Unit.

10.6.14    The Acquisition Date for purposes of this Section 10.6 shall be deemed to be the date the LTIP Unit was issued with respect to the repurchase of any Common Unit into which an LTIP Unit automatically converted pursuant to its terms.

11.          Books and Records; Accounting; Tax Matters.

11.1         Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (i) a current list of the full name and last known address of each Partner, (ii) a copy of the Certificate, (iii) copies of the Partnership’s federal, state and local income tax returns and reports, (iv) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (v) all documents and information required under the Act.

11.2         Custody of Partnership Funds; Bank Accounts.

11.2.1      All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

11.2.2      All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances, municipal notes and bonds or other investments approved by the Board of Directors. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 11.2.2.

11.3         Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year, except as otherwise required by applicable law.

11.4         Annual Tax Information and Report. The General Partner will use its best efforts to supply within 75 days after the end of each fiscal year of the Partnership to each person who was a Limited Partner at any time during such year the tax information necessary for such Limited Partner to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

11.5         Partnership Representative; Tax Elections.

11.5.1      The General Partner shall be the “partnership representative” for purposes of Section 6223 and 6231 of the Code (or any similar or corresponding provision of state or local law) and shall, at the Partnership’s expense, cause to be prepared and timely filed after the end of each taxable year of the Partnership all federal and state income tax returns required of the Partnership for such taxable year. The General Partner shall have sole authority to appoint on behalf of the Partnership any “designated individual” (or similar person) under Section 6223 of the Code and Regulations thereunder (or any similar or corresponding provision under state or local law), and reference in this Agreement to the “partnership representative” shall also include any such “designated individual” (or similar person). The Partnership shall make such elections pursuant to the provisions of the Code as the General Partner, in its sole discretion, deems appropriate (including, in the General Partner’s sole discretion, an election under Section 754 of the Code).

11.5.2      If any audit adjustment results in an underpayment of tax that is imputed to the Partnership and would be assessed and collected at the Partnership level in the period that the adjustment becomes final, the Partnership may, in the sole discretion of the General Partner, elect:

(a)          to pay an imputed underpayment as calculated under Section 6225(b) of the Code (or any similar or corresponding provision of state or local law) with respect to such adjustment, including interest, penalties and related tax (and the costs incurred in connection with such adjustment and related proceedings) (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year. The General Partner shall use commercially reasonable efforts to reduce the amount of such Imputed Underpayment on account of the tax-exempt status (as defined in Section 168(h)(2) of the Code) of any Limited Partner as provided in Section 6225(c)(3) of the Code (or any similar or corresponding provision of state or local law). Each Limited Partner agrees to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to the Limited Partner’s proportionate share of any Imputed Underpayment, regardless of whether such Limited Partner is a Limited Partner in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Partnership within 15 days following the General Partner’s request for payment and any amount that is not funded shall be treated in accordance with Section 6.2. Each Limited Partner’s proportionate share of any Imputed Underpayment shall be determined by the General Partner in good faith taking into account each Limited Partner’s (or former Partner’s) particular status, including its tax-exempt or non-United States status, its interest in the Partnership in the “Reviewed Year,” and its timely provision of information necessary to reduce the amount of Imputed Underpayment set forth in Section 6225(c) of the Code (or any similar or corresponding provision of state or local law); or

(b)          under Section 6226(a) of the Code (or any similar or corresponding provision of state or local law), to cause the Partnership to issue adjusted Schedule K-1s or any other similar statement prescribed by the Code, Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority to each applicable Partner for the Reviewed Year, who will then be required to pay their allocable share of tax otherwise attributable to the Partnership. Each Partner hereby agrees and consents to such election and agrees to take any action, and furnish the General Partner with any information necessary to give effect to such election, as required by such Section 6226(a) of the Code and applicable Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority.

11.6         Reports to Limited Partners.

11.6.1      As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner a quarterly report containing financial statements of the Partnership, or of CCI and the General Partner if such statements are prepared solely on a consolidated basis with CCI and the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner an annual report containing financial statements of the Partnership, or of CCI and the General Partner if such statements are prepared solely on a consolidated basis with CCI and the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

11.6.2      Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

11.7         Access to Books and Records. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy the information of the Partnership identified in Section 11.1 during ordinary business hours. Notwithstanding the foregoing, the General Partner, in its sole discretion, may restrict receipt of the information identified in Section 11.1, if the General Partner reasonably believes that disclosure of such information is not in the best interest of the Partnership or could damage the Partnership or the General Partner or its business or the requesting Limited Partner’s reason for obtaining the applicable information is, in the General Partner’s sole discretion, related to the Limited Partner’s individual purposes and not for a Partnership purpose.

12.          Amendment of Agreement.

12.1         General. The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of any Limited Partner (other than the Special Limited Partner if such amendment adversely affects the economic rights of the Special Limited Partner), may amend this Agreement in any respect, including, without limitation, (i) in connection with any merger or consolidation of the Partnership with any other partnership or business entity (as defined in Section 17-211 of the Act), (ii) in connection with any merger or consolidation of the General Partner or CCI in a transaction described in Section 8.1.2, 8.1.3 or 8.1.4 and (iii) in connection with any issuance of additional Partnership Interests in accordance with Section 4.3; provided, however, that the following amendments to this Agreement shall require a Common Majority Vote:

12.1.1      any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 9.4.4 or 8.1.4) in a manner adverse to the Common Limited Partners;

12.1.2      any amendment that would adversely affect the rights of the Common Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Participating Partnership Units and Preferred Units pursuant to Section 4;

12.1.3      any amendment that would economically reduce the Partnership’s relative share of Net Income and Net Loss to the Limited Partners, other than with respect to the issuance of additional Participating Partnership Units and Preferred Units pursuant to Section 4; or

12.1.4      any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

12.2         Amendment Without the Consent of the Limited Partners. The ability of the General Partner to amend this Agreement without the consent of the Limited Partners, pursuant to Section 12.1, includes, but is not limited to, any amendment to:

12.2.1      add or modify a distribution reinvestment plan for the General Partner or the Partnership;

12.2.2      modify the allocation provisions of the Agreement to comply with Code Section 704(b) or 704(c);

12.2.3      add to the representations, duties, services or obligations of the General Partner or any Affiliates for the benefit of the Limited Partners;

12.2.4      cure any ambiguity or mistake, correct or supplement any provision in the Agreement that may be inconsistent with any other provision, or make any other provision with respect to matters or questions arising under the Agreement that will not be inconsistent with the provisions of the Agreement;

12.2.5      amend the Agreement to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts upon the return of capital to the Limited Partners;

12.2.6      minimize the adverse impact of, or comply with, any “plan assets” for ERISA purposes;

12.2.7      execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the General Partner under a special or limited power of attorney and to take all such actions in connection therewith as the General Partner deems necessary or appropriate with the signature of the General Partner acting alone;

12.2.8      change the name and/or principal place of business of the Partnership;

12.2.9      decrease the rights and powers of the General Partner (so long as such decrease does not impair the ability of the General Partner to manage the Partnership and conduct its business affairs);

12.2.10    sell preferred units and other securities and admit preferred limited partners and other limited partners to the Partnership;

12.2.11    make any changes necessary or advisable to enable CCI to qualify or maintain its status as a REIT;

12.2.12    establish or amend exchange rights for the exchange of Units for an equivalent number of REIT Shares;

12.2.13    establish or amend a Unit repurchase program; or

12.2.14    make any changes necessary or advisable to satisfy concerns of the Commission, any state securities regulator or any stock exchange in connection with a securities offering by the General Partner or otherwise.

12.2.15    No amendment will be adopted pursuant to Sections 12.2.10 or 12.2.14 without the consent of the Limited Partners unless the adoption thereof (i) is for the benefit of and not adverse to the interests of the Partnership and (ii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

12.3         Meetings of Partners.

12.3.1      The Partners may but shall not be required to hold any annual, periodic or other formal meetings. Meetings of the Partners may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Common Units in the Partnership.

12.3.2      The Partner or Partners calling the meeting may designate any place within the State of Delaware as the place of meeting for any meeting of the Partners or may designate that the meeting shall take place only through remote communications; and Partners holding at least a majority of the Participating Partnership Units in the Partnership or the General Partner may designate any place outside the State of Delaware as the place of meeting for any meeting of the Partners. If no designation is made, or if a special meeting is called, the place of meeting shall be the principal place of business of the Partnership.

12.3.3      Except as provided in Section 12.3.4, written notice stating the place (if any), day and hour of the meeting, the means of remote communications, if any, by which Partners and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

12.3.4      Anything in this Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

12.3.5      If all of the Partners shall meet at any time and place, either within or outside of the State of Delaware (or by remote communications), in person or by proxy, and consent to the holding of a meeting at such time and place (or by remote communications), such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

12.3.6      For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

12.3.7      Partners holding at least a Majority Vote, or a majority of the Preferred Units if applicable, entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners. In the absence of a quorum at any such meeting, Partners holding at least a Majority Vote, or a majority of the Preferred Units if applicable, so represented may adjourn the meeting to another time and place (if any). Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place (if any) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Participating Partnership Units (other than LTIP Units), or Preferred Units if applicable, whose absence would cause less than a quorum to be present.

12.3.8      If a quorum is present, the affirmative vote of Partners holding a majority of the Participating Partnership Units (other than LTIP Units), or a majority of the Preferred Units if applicable, entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Participating Partnership Units (other than LTIP Units), or Preferred Units if applicable, or Partners is otherwise required by applicable law or by this Agreement. Unless otherwise expressly provided herein or required under applicable law, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners’ vote or consent is required may vote or consent upon any such matter and their Participating Partnership Units’ (other than LTIP Units), or Preferred Units if applicable, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

12.3.9      At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner’s duly authorized attorney-in-fact. Such proxy shall be filed with the General Partner before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

12.3.10    Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by Partners holding sufficient Participating Partnership Units (other than LTIP Units), or Preferred Units if applicable, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners at which all Partners entitled to vote thereon were present and voted. Action taken under this Section 12.3.10 is effective when the requisite Partners or Partners with the requisite Participating Partnership Units (other than LTIP Units), or Preferred Units if applicable, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date.

12.3.11    In the event this Agreement or applicable law requires the approval of, or other action to be taken by, any separate class or series of Preferred Units, references in this Section 12.3 to the Preferred Units shall mean such separate class or series.

13.          Term and Dissolution.

13.1         Duration. The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved and liquidated upon the first to occur of any of the following events:

13.1.1      The occurrence of an Event of Bankruptcy as to a General Partner or other Event of Withdrawal of a General Partner unless the business of the Partnership is continued without dissolution pursuant to Section 8.3.2; provided that if a General Partner is a partnership on the date of such occurrence, the dissolution (without reconstitution) of such General Partner as a result of the dissolution (without reconstitution), death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued without dissolution by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

13.1.2      The passage of 90 days after the sale or other disposition (but not a transfer to a GP Subsidiary where the interests are held by the Partnership) of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full); or

13.1.3      The determination by the General Partner that the Partnership should be dissolved.

13.2         Dissolution. Upon dissolution of the Partnership (unless the business of the Partnership is continued without dissolution pursuant to Section 8.3.2), the General Partner (or its trustee, receiver, successor or legal representative) shall liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 13.4. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations) or (ii) distribute the assets in accordance with Section 13.4.

13.3         Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 13.1 and the completion of the winding up of the Partnership in accordance with this Agreement and the Act, the General Partner or, if none, the Limited Partners or Person designated by a Common Majority Vote to liquidate the Partnership, shall execute and file a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware in such form as shall be required by the Act.

13.4         Liquidation of Property. Upon a dissolution of the Partnership (where the Partnership is not continued pursuant to Section 8.3.2), the General Partner (or in case there is no General Partner, the Limited Partners or Person designated by a Common Majority Vote to liquidate the Partnership) shall take full account of the Partnership Property and liabilities, shall liquidate the Property as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in accordance with Section 6.6.

13.5         Distributions Upon Dissolution. Each Partner shall look solely to the assets of the Partnership for all distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall be required to restore any deficit in the Partner’s Capital Account.

14.          Power of Attorney.

14.1         Appointment. Each Limited Partner and any assignee constitutes and appoints the General Partner and the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

14.1.1      execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with the terms of this Agreement, (iii) all conveyances and other instruments or documents that the General Partner or any liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement, (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Sections 10 and 13 or the Capital Contributions of any Partner and (v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

14.1.2      execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any liquidator, to effectuate the terms or intent of this Agreement. Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Section 12 or as may be otherwise expressly provided for in this Agreement.

14.2         Irrevocability, Waiver of Defense and Delivery. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent incapacity of any Limited Partner or any assignee or the Transfer of all or any portion of such Limited Partner’s or assignee’s Partnership Units and shall extend to such Limited Partner’s or any assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or any assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or any assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or any assignee shall execute and deliver to the General Partner, within 15 days after receipt of the General Partner’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any liquidator, as the case may be, may reasonably deem necessary to effectuate this Agreement and the purposes of the Partnership.

15.          Representations and Warranties.

15.1         Authority of Individuals. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder and (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject.

15.2         Authority of Non-Individuals. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that (i) its execution and delivery of this Agreement, if applicable, and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of any general partner, committee, trustee, beneficiary, director, member and/or stockholder, as the case may be, as required and (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, directors, members or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, directors, members or stockholders, as the case may be, is or are subject.

15.3         Enforceability. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to each other Partner that this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, as from time to time in effect, or the application of equitable principles.

15.4         Investment Purpose. Each Limited Partner represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

15.5         Ownership Limits. Each Partner represents and warrants that at any time such Partner actually owns or constructively owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner, actually own or constructively own (i) with respect to any tenant that is a corporation, any stock of such tenant and (ii) with respect to any tenant that is not a corporation, any interest in either the assets or net profits of such tenant.

15.6         Ownership Disclosure. Each Partner represents and warrants that upon request of the General Partner, it will promptly disclose to the General Partner the amount of REIT Shares or other capital shares of CCI that it actually owns or constructively owns.

15.7         Assignment. Each Limited Partner represents and warrants that it will not sell, assign or otherwise Transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 15.4 above and similarly agree not to sell, assign or Transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

15.8         Violations. Each Partner understands that if, for any reason, (i) the representations, warranties or agreements set forth above are violated or (ii) the Partnership’s actual or constructive ownership of REIT Shares or other capital shares of CCI violates the limitations set forth in the Articles of Incorporation, then (x) the Exchange Right may become non-exercisable and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary as provided in the Articles of Incorporation.

15.9         Survival. The representations and warranties contained in this Section 15 shall survive the admission of such Partner to the Partnership (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution and winding up of the Partnership.

16.          General Provisions.

16.1         Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on Exhibit A; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

16.2         Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

16.3         Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

16.4         Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

16.5         Entire Agreement. This Agreement and attached exhibits constitute the entire agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

16.6         Pronouns and Plurals. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

16.7         Headings. The Section headings or Sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Section.

16.8         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

16.9         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for any violation of federal or state securities laws shall not be governed by this Section 16.9.

16.10       Waiver of Jury Trial. Each Partner hereby waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement.

16.11       Electronic Signatures. Any electronic signature of a party to this Agreement and of a party to take any action related to this Agreement or any agreement entered into by the Partnership shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Fifth Amended and Restated Limited Partnership Agreement is adopted as of the date set forth in the preamble upon the effectiveness of the Partnership Merger and is being executed by the General Partner and the Special Limited Partner to evidence its adoption.

GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

SPECIAL LIMITED PARTNER:
CC Advisors III, LLC, a Delaware limited liability company

By:	Cottonwood Communities Advisors, LLC, a Delaware limited liability, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

LIMITED PARTNERS:

Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 8.2 of the Fourth Amended and Restated Agreement and pursuant to the Merger Agreement.

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

[Signature Page to Fifth Amended and Restated Limited Partnership Agreement of

Cottonwood Residential O.P., LP]

EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Units	Percentage Interest

GENERAL PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SPECIAL LIMITED PARTNER
CC Advisors III, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

COMMON LIMITED PARTNERS
[On file with Partnership]	[On file with the Partnership]

SERIES 2016 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2017 PREFERRED LIMITED PARTNER
Cottonwood Communities GP Subsidiary, LLC 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

SERIES 2019 PREFERRED LIMITED PARTNER
Cottonwood Communities, Inc. 1245 Brickyard Rd, Suite 250 Salt Lake City, Utah 84106	[On file with the Partnership]

Book Value of Partnership Units: The Common Units and General Partner Units shall be booked-up to $_____ per Unit.

Exhibit A

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 9.4 of the Fifth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Cottonwood Residential O.P., LP, the undersigned hereby irrevocably (i) presents for exchange _____ Common Units in Cottonwood Residential O.P., LP, in accordance with the terms of the Agreement and the Exchange Right referred to in Section 9.4, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,	(Name of Limited Partner)

By:
(Signature of Limited Partner)

Mailing Address:

	(City)	(State)	Zip Code

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name

Social Security or Tax I.D. Number

Exhibit B

EXHIBIT C

CALL NOTICE

In accordance with the Fifth Amended and Restated Agreement of Limited Partnership of Cottonwood Residential O.P., LP (the “Agreement”), the undersigned hereby irrevocably exercises its Call Right (as defined in the Agreement) with regard to all of the [Common Units/LTIP Units] (the “Called Units”) owned by the undersigned (the “Called Partner”) in Cottonwood Residential O.P., LP. The undersigned shall pay the [Cash Amount/REIT Shares Amount] to the Called Partner at the notice address of the Called Partner provided in the Agreement upon receipt of (i) an assignment of the Called Units duly executed by the Called Partner transferring all right, title and interest in the Called Units to the undersigned along with any certificate evidencing such Called Units, (ii) if REIT Shares are to be delivered, instructions as to the name, address and taxpayer identification number of the person to whom such REIT Shares will be registered or placed and (iii) the representation, warranty and certification of the Called Partner that such Called Partner (a) has marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other person or entity, (b) has the full right, power and authority to transfer and surrender such Called Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:

Printed Name:

Title:

Exhibit C

EXHIBIT D

PARTNERSHIP UNIT DESIGNATION OF CROP LTIP UNITS

1.             Designation and Number; Definitions.

A class of Partnership Units in the Partnership designated as the “CROP LTIP Units” is hereby established, and the number of Partnership Units constituting such class shall not be greater than 2,000,000. Except to the extent a capital contribution is made with respect to a CROP LTIP Unit, each CROP LTIP Unit is intended to qualify as a “profits interest” in the Partnership. The following defined terms used in this Exhibit D shall have the meanings specified below:

“Capital Transaction” has the meaning set forth in Section 12.1 of this Designation.

“CROP LTIP Unit Adjustment Events” has the meaning set forth in Section 8 of this Designation.

“CROP LTIP Unit Conversion Date” has the meaning set forth in Section 9 of this Designation.

“Designation” shall mean this Partnership Unit Designation of CROP LTIP Units.

“Unvested CROP LTIP Units” has the meaning set forth in Section 3 of this Designation.

“Vested CROP LTIP Units” has the meaning set forth in Section 3 of this Designation.

“Vesting Agreement” has the meaning set forth in Section 3 of this Designation.

2.            Ranking.

2.1       Except as otherwise provided in this Designation or elsewhere in the Agreement, the CROP LTIP Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) on a parity with the Common Units and (ii) junior to all Partnership Units which rank senior to the Common Units.

2.2       The General Partner may, at any time and from time to time, determine to issue CROP LTIP Units in accordance with Section 4.3 of the Agreement. In connection with any such issuance, the General Partner shall (i) determine the amount of the Capital Contribution (if any) to be made in connection with such issuance and the manner in which such Capital Contribution shall be made and (ii) make such revisions to the Agreement as it determines are appropriate to reflect the issuance of such CROP LTIP Units. Upon the issuance of CROP LTIP Units, the holder of such CROP LTIP Units shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (A) evidence of acceptance in form satisfactory to the General Partner and (B) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. The admission of an Additional Limited Partner shall become effective on the date upon which the name of such person is recorded by the General Partner in the books and records of the Partnership.

3.             Vesting.

CROP LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the CROP LTIP Units are issued, if applicable. CROP LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested CROP LTIP Units”; all other CROP LTIP Units are referred to as “Unvested CROP LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of CROP LTIP Units shall be entitled to transfer his or her CROP LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Section 10 of the Agreement.

Exhibit D

4.            Forfeiture or Transfer of Unvested CROP LTIP Units.

Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any CROP LTIP Units, or the repurchase by the Partnership or the General Partner of CROP LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant CROP LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any CROP LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

5.             Legend.

The books and records of the Partnership as maintained by the General Partner or by its agent (or if applicable any certificate evidencing a CROP LTIP Unit) shall bear an appropriate notation or legend indicating that additional terms, conditions and restrictions on transfer, including without limitation those set forth in a Vesting Agreement, apply to CROP LTIP Units.

6.            Distributions.

The distributions to which holders of CROP LTIP Units will be entitled with respect to their CROP LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Section 6 of the Agreement.

7.            Allocations.

The allocations to which holders of CROP LTIP Units will be entitled with respect to their CROP LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Section 5 of the Agreement.

8.            Adjustments.

Unless otherwise provided by the terms of a specific series of CROP LTIP Units, as approved by the General Partner, the General Partner shall maintain a one-to-one correspondence between Common Units and CROP LTIP Units upon events (“CROP LTIP Unit Adjustment Events”) such as distributions on all outstanding Common Units in additional Partnership Units, subdivision, combination, reclassification or recapitalization of the Common Units. If more than one such event triggers an adjustment, the adjustment to the CROP LTIP Units need be made only once using a single formula that takes into account the multiple events as if they all occurred simultaneously. If in the opinion of the General Partner an adjustment to the CROP LTIP Units is required to maintain the same correspondence between Common Units and CROP LTIP Units after an event such as those described in the first sentence of this Section 8 of this Designation as existed prior to such event, the General Partner shall make such adjustment to the extent permitted by the Agreement, by law and by the terms of any plan pursuant to which the CROP LTIP Units have been issued in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the CROP LTIP Units as herein provided, the Partnership shall promptly (i) file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error, and (ii) give notice thereof to the holders of CROP LTIP Units affected thereby.

Exhibit D

9.            General Partner Initiated Conversion.

Each CROP LTIP Unit shall, upon the later to occur of (i) the CROP LTIP Unit becoming a Vested CROP LTIP Unit and (ii) the Book-Up Target of the CROP LTIP Unit equaling zero (such date, the “CROP LTIP Unit Conversion Date”), automatically and without further action by a holder convert into a Common Unit, after giving effect to all adjustments (if any) made pursuant to Section 8 of this Designation, and the General Partner shall reflect such conversion in the records of the Partnership. The General Partner shall maintain internal controls to track the automatic conversion of CROP LTIP Units described in this Section 9 of this Designation.

10.          Conversion Procedures.

A conversion of Vested CROP LTIP Units shall occur automatically after the close of business on the applicable CROP LTIP Unit Conversion Date without any action on the part of such holder of CROP LTIP Units, as of which time such holder of CROP LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of CROP LTIP Units as aforesaid, the Partnership shall deliver to such holder of CROP LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining CROP LTIP Units, if any, held by such Person immediately after such conversion.

11.           Treatment of Capital Account.

For purposes of making future allocations under Section 5 of the Agreement, as amended from time to time, the portion of the Economic Capital Account Balance of the applicable holder of CROP LTIP Units that is treated as attributable to his or her CROP LTIP Units shall be reduced, as of the date of conversion, by the product of the number of CROP LTIP Units converted and the Common Unit Economic Balance.

12.          Mandatory Conversion in Connection with a Capital Transaction.

12.1     If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes a CROP LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right to receive, or the holders of Common Units shall otherwise be entitled to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Capital Transaction”), then the CROP LTIP Units then eligible for conversion under Section 9 of this Designation, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold for the consideration provided in the agreement or agreements with respect to the Capital Transaction or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Capital Transaction (in which case the CROP LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction) shall convert into a Common Unit under Section 9 of this Designation.

Exhibit D

12.2     In anticipation of such CROP LTIP Unit Conversion in Section 12.1 of this Designation and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of CROP LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Common Units into which his or her CROP LTIP Units will be converted pursuant to this Section 12 of this Designation the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each holder of CROP LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion pursuant to this Section 12 of this Designation of each CROP LTIP Unit held by such holder into Common Units in connection with such Capital Transaction. If a holder of CROP LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion pursuant to this Section 12 of this Designation of each CROP LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

12.3     Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which CROP LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Capital Transaction to be consistent with the provisions of this Section 12 of this Designation and to enter into an agreement with the successor or acquiring entity, as the case may be, for the benefit of the holders of CROP LTIP Units whose CROP LTIP Units will not be converted into Common Units in connection with the Capital Transaction that will contain provisions enabling the holders of CROP LTIP Units that remain outstanding after such Capital Transaction to preserve, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion, and other rights set forth in this Designation and the Agreement (such agreement, a “Continuation Agreement”). If the Partnership is unable to enter into a Continuation Agreement with the successor or acquiring entity, as the case may be, the Partnership will purchase any remaining Vested CROP LTIP Units for the Cash Amount.

12.4     To the extent a Capital Transaction is also a General Partner Liquidity Event pursuant to the Agreement and this Section 12 of this Designation is inconsistent with Section 9.5 of the Agreement with respect to the treatment of CROP LTIP Units, this Section 12 of this Designation shall control.

13.          Redemption Right of LTIP Unit Limited Partners.

13.1     Subject to Sections 9.5 of the Agreement, CROP LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing CROP LTIP Units from the holder thereof if and to the extent such holder agrees to sell such CROP LTIP Units.

13.2     Except as otherwise set forth in the relevant Vesting Agreement or other separate agreement entered into between the Partnership and a LTIP Unit Limited Partner, and subject to the terms and conditions set forth herein, in the Agreement or the terms of a specific series of CROP LTIP Units as approved by the General Partner, on or at any time after the applicable CROP LTIP Unit Conversion Date each LTIP Unit Limited Partner will have the same right (and subject to the same terms and conditions and to be effected in the same manner) to (i) require the Partnership to redeem all or a portion of the Common Units (but not CROP LTIP Units) into which such LTIP Unit Limited Partner’s CROP LTIP Units were converted as the other holders of Common Units in accordance with Section 9.4 of the Agreement and (ii) request the Partnership to repurchase all or a portion of the Common Units (but not CROP LTIP Units) into which such LTIP Unit Limited Partner’s CROP LTIP Units were converted as the other holders of Common Units in accordance with Section 9.4 of the Agreement.

Exhibit D

14.          Voting Rights.

Holders of CROP LTIP Units, whether vested or unvested, shall not have any voting rights other than as provided in Section 15 of this Designation.

15.          Special Approval Rights.

15.1      Holders of CROP LTIP Units shall only (i) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (ii) have the additional voting rights that are expressly set forth in this Section 15 of this Designation. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding CROP LTIP Units (both vested (but not yet converted) and unvested) affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such CROP LTIP Units, subject to the following exceptions:

15.1.1      no separate consent of the holders of CROP LTIP Units will be required if and to the extent that any such alteration, change, or amendment would, in a ratable and proportional manner, alter, change, or amend the rights, powers or privileges of the Common Units;

15.1.2      a merger, consolidation or other business combination or reorganization of the Partnership, the General Partner or any of their Affiliates shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CROP LTIP Units, so long as either (i) the CROP LTIP Units that are then eligible for conversion (or that the General Partner provides will be eligible for conversion in connection with the merger, consolidation or other business combination or reorganization) are converted into Common Units immediately prior to the effectiveness of the transaction, (ii) the holders of CROP LTIP Units either will receive, or will have the right to elect to receive, for each CROP LTIP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property that would be paid in respect of such CROP LTIP Unit had it been converted into Common Units (or a fraction thereof, as applicable, under the terms provided by the terms of a specific series of CROP LTIP Units as approved by the General Partner), (iii) the CROP LTIP Units remain outstanding with their terms materially unchanged or (iv) if the Partnership is not the surviving entity in the merger, consolidation or other business combination or reorganization, the CROP LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the CROP LTIP Units.

15.1.3      any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the CROP LTIP Units in any respect), which either (i) does not require the a Common Majority Vote or (ii) does require such consent and is authorized by a Common Majority Vote, together with any other class or series of units of Limited Partner Interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CROP LTIP Units; and

Exhibit D

15.1.4      any waiver by the Partnership of restrictions or limitations applicable to any outstanding CROP LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CROP LTIP Units with respect to other holders. For the avoidance of doubt, the General Partner in its sole discretion may waive any restrictions or limitations (including vesting restrictions or transfer restrictions) applicable to any outstanding CROP LTIP Units with respect to any holder or holders at any time and from time to time. Any such determination in the General Partner’s discretion in respect of such CROP LTIP Units shall be final and binding. Such determinations need not be uniform and may be made selectively among holders of CROP LTIP Units, whether or not such holders are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

15.2     Notwithstanding the above, (i) if the holders of more than 50% of the then outstanding CROP LTIP Units (both vested (but not yet converted) and unvested) do not provide affirmative votes pursuant to Section 15.1 of this Designation for the action requested or (ii) if the requirements of Section 15.1.1 through 15.1.4 of this Designation cannot be met on a commercially reasonable basis, the Partnership shall have the option to purchase the CROP LTIP Units that are not entitled to be exchanged for the Cash Amount.

15.3     Any special approval rights provided in this Section 15 of this Designation will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding CROP LTIP Units shall have been converted and/or exchanged, or provision is made for such exchange and/or conversion to occur as of or prior to such time, or all outstanding CROP LTIP Units have been repurchased pursuant to Section 15.2 of this Designation.

16.          Rights to Transfer.

Subject to the terms of the relevant Vesting Agreement or other document pursuant to which CROP LTIP Units are granted, except in connection with the exercise of a LTIP Unit Exchange Right pursuant to Section 9.4 of the Agreement, a transfer of all or any portion of a holder’s CROP LTIP Units will be subject to Section 9 of the Agreement.

Exhibit D

EXHIBIT E

NOTICE OF ELECTION BY PARTNER TO CONVERT LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Cottonwood Residential O.P., LP (the “Partnership”) set forth below into Common Units in accordance with the terms of the Fifth Amended and Restated Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned (i) has title to such LTIP Units, free and clear of the rights or interests of any other Person other than the Partnership, (ii) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein and (iii) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Exhibit E

EXHIBIT F

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP UNITS INTO COMMON UNITS

Cottonwood Residential O.P., LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Fifth Amended and Restated Limited Partnership Agreement of the Partnership, as amended.

Name of Holder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

Exhibit F

EXHIBIT G

PARTNERSHIP UNIT DESIGNATION OF
THE SERIES 2016 PREFERRED UNITS

1.            Number of Units and Designation.

A class of Preferred Units is hereby designated as “Series 2016 Preferred Units,” and the number of Preferred Units constituting such class shall equal 14,500,000.

2.            Definitions.

For purposes of the Series 2016 Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Series 2016 Designation” shall mean this Partnership Unit Designation of Series 2016 Preferred Units.

“Series 2016 Distribution Payment Date” shall mean the first day of each month, or if not a business day, the next succeeding business day.

“Series 2016 Junior Partnership Units” has the meaning set forth in Section 7.3 of this Series 2016 Designation.

“Series 2016 Liquidation Preference” has the meaning set forth in Section 4.1 of this Series 2016 Designation.

“Series 2016 Parity Partnership Units” has the meaning set forth in Section 7.2 of this Series 2016 Designation.

“Series 2016 Purchase Price” shall mean $10.00 per Series 2016 Preferred Unit.

“Series 2016 Preferred Unit” means a Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series 2016 Designation. It is the intention of the General Partner that each Series 2016 Preferred Unit shall be substantially the economic equivalent of one share of Series 2016 Preferred Stock.

“Series 2016 Preferred Stock” means the Series 2016 Preferred Stock, par value $0.01 per share, of CCI.

3.            Distributions.

On every Series 2016 Distribution Payment Date, the holder of record of the Series 2016 Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series 2016 Preferred Unit equal to a 7.0% cumulative but not compounded per annum return on the Series 2016 Purchase Price (equivalent to a fixed annual rate of $0.70 per Series 2016 Preferred Unit) which will be determined on a daily basis. Each such distribution shall be payable to the holder of record of the Series 2016 Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series 2016 Preferred Stock on such Series 2016 Distribution Payment Date. The holder of Series 2016 Preferred Units shall not be entitled to any distributions on the Series 2016 Preferred Units, whether payable in cash, property or stock, except as provided herein.

Exhibit G

4.            Liquidation Preference.

4.1       In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of Series 2016 Junior Partnership Units, the holders of Series 2016 Preferred Units shall be entitled to receive $10.00 per Series 2016 Preferred Unit (the “Series 2016 Liquidation Preference”), plus an amount per Series 2016 Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2016 Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series 2016 Preferred Units have been paid the Series 2016 Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2016 Preferred Unit to the date of final distribution to such holders, no payment shall be made to any holder of Series 2016 Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series 2016 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series 2016 Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 2016 Preferred Units and any such Series 2016 Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series 2016 Preferred Units and any such other Series 2016 Parity Partnership Units if all amounts payable thereon were paid in full.

4.2       Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series 2016 Preferred Units and any Series 2016 Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Series 2016 Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2016 Preferred Units and any Series 2016 Parity Partnership Units shall not be entitled to share therein.

5.            Redemption.

Series 2016 Preferred Units shall be redeemable or by the Partnership as follows:

5.1       Unless the Series 2016 Preferred Units have been earlier redeemed as set forth in Section 5.2, on January 31, 2022, the Partnership shall, to the extent there are funds legally available therefor and subject to the preferential rights of the holders of the Partnership Units that have a liquidation preference to the Series 2016 Preferred Units, redeem all of the Series 2016 Preferred Units for cash at a redemption price equal to the Series 2016 Purchase Price plus any accrued but unpaid distributions through the redemption date. Notwithstanding the above, the Partnership may, in the discretion of the General Partner and only if CCI has extended the term of the Series 2016 Preferred Stock, extend the redemption date to January 31, 2023.

5.2       The Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2016 Preferred Units at any time, in whole or in part, at a redemption price equal to the Series 2016 Purchase Price plus any accrued but unpaid distributions through the redemption date.

6.            Cancellation of Units; Status of Reacquired Units.

Upon the reacquisition in any manner by CCI of any shares of Series 2016 Preferred Stock, a like number of Series 2016 Preferred Units, automatically and without any further action by the holder of Series 2016 Preferred Units or the Partnership, shall be deemed cancelled. All Series 2016 Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

Exhibit G

7.            Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

7.1       prior or senior to the Series 2016 Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 2016 Preferred Units;

7.2       on a parity with the Series 2016 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series 2016 Preferred Units if the holders of such class or series of Partnership Units and the Series 2016 Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other, and expressly includes the Series 2017 Preferred Units and the Series 2019 Preferred Units (collectively, the “Series 2016 Parity Partnership Units”); and

7.3       junior to the Series 2016 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of Series 2016 Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Series 2016 Junior Partnership Units”).

8.            Special Allocations.

8.1       Gross income and, if necessary, gain shall be allocated to the holder of Series 2016 Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of Series 2016 Preferred Units receives a distribution on any Series 2016 Preferred Units (other than for a return of its original Capital Contributions).

8.2       If any Series 2016 Preferred Units are redeemed pursuant to Section 5 hereof, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2016 Preferred Units to the extent that the redemption amount paid or payable with respect to the Series 2016 Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series 2016 Preferred Unit allocable to the Series 2016 Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2016 Preferred Units to the extent that the aggregate Capital Contribution per Series 2016 Preferred Unit allocable to the Series 2016 Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series 2016 Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of Series 2016 Preferred Units is equal to zero after a redemption.

9.            Restrictions on Ownership.

The Series 2016 Preferred Units shall be transferrable and must be owned and held at all times solely by CCI or the General Partner.

Exhibit G

10.          Adjustments for Stock Splits, etc.

If the number of outstanding shares of Series 2016 Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend or any reclassification, subdivision or combination of the outstanding shares of Series 2016 Preferred Stock into a greater or smaller number of shares of Series 2016 Preferred Stock, then a similar adjustment to the number of outstanding Series 2016 Preferred Units shall be made in order to preserve the economic equivalence of the Series 2016 Preferred Stock and the Series 2016 Preferred Units.

11.          General.

11.1       The ownership of Series 2016 Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Series 2016 Preferred Units.

11.2       The rights of the General Partner, in its capacity as a holder of the Series 2016 Preferred Units, are in addition to and not in limitation of any other rights or authority of the General Partner in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner under the Agreement, other than in its capacity as a holder of the Series 2016 Preferred Units.

Exhibit G

EXHIBIT H

PARTNERSHIP UNIT DESIGNATION OF
THE SERIES 2017 PREFERRED UNITS

1.            Number of Units and Designation.

A class of Preferred Units is hereby designated as “Series 2017 Preferred Units,” and the number of Preferred Units constituting such class shall equal 5,000,000.

2.            Definitions.

For purposes of the Series 2017 Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Series 2017 Designation” shall mean this Partnership Unit Designation of Series 2017 Preferred Units.

“Series 2017 Distribution Payment Date” shall mean the first day of each month, or if not a business day, the next succeeding business day.

“Series 2017 Junior Partnership Units” has the meaning set forth in Section 7.3 of this Series 2017 Designation.

“Series 2017 Liquidation Preference” has the meaning set forth in Section 4.1 of this Series 2017 Designation.

“Series 2017 Parity Partnership Units” has the meaning set forth in Section 7.2 of this Series 2017 Designation.

“Series 2017 Purchase Price” shall mean $10.00 per Series 2017 Preferred Unit.

“Series 2017 Preferred Unit” means a Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series 2017 Designation. It is the intention of the General Partner that each Series 2017 Preferred Unit shall be substantially the economic equivalent of one share of Series 2017 Preferred Stock.

“Series 2017 Preferred Stock” means the Series 2017 Preferred Stock, par value $0.01 per share, of CCI.

3.            Distributions.

On every Series 2017 Distribution Payment Date, the holder of record of the Series 2017 Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series 2017 Preferred Unit equal to a 7.5% cumulative but not compounded per annum return on the Series 2017 Purchase Price (equivalent to a fixed annual rate of $0.75 per Series 2017 Preferred Unit) which will be determined on a daily basis; provided, however, that, if the Series 2017 Preferred Units are outstanding on or after February 1, 2022, such distribution rate shall increase to an 8.0% cumulative but not compounded per annum return on the Series 2017 Purchase Price. Each such distribution shall be payable to the holder of record of the Series 2017 Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series 2017 Preferred Stock on such Series 2017 Distribution Payment Date. The holder of Series 2017 Preferred Units shall not be entitled to any distributions on the Series 2017 Preferred Units, whether payable in cash, property or stock, except as provided herein.

Exhibit H

4.            Liquidation Preference.

4.1       In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of Series 2017 Junior Partnership Units, the holders of Series 2017 Preferred Units shall be entitled to receive $10.00 per Series 2017 Preferred Unit (the “Series 2017 Liquidation Preference”), plus an amount per Series 2017 Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2017 Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series 2017 Preferred Units have been paid the Series 2017 Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2017 Preferred Unit to the date of final distribution to such holders, no payment shall be made to any holder of Series 2017 Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series 2017 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series 2017 Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 2017 Preferred Units and any such Series 2017 Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series 2017 Preferred Units and any such other Series 2017 Parity Partnership Units if all amounts payable thereon were paid in full.

4.2       Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series 2017 Preferred Units and any Series 2017 Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Series 2017 Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2017 Preferred Units and any Series 2017 Parity Partnership Units shall not be entitled to share therein.

5.            Redemption.

Series 2017 Preferred Units shall be redeemable or by the Partnership as follows:

5.1       Unless the Series 2017 Preferred Units have been earlier redeemed as set forth in Section 5.2, on January 31, 2022, the Partnership shall, to the extent there are funds legally available therefor and subject to the preferential rights of the holders of the Partnership Units that have a liquidation preference to the Series 2017 Preferred Units, redeem all of the Series 2017 Preferred Units for cash at a redemption price equal to the Series 2017 Purchase Price plus any accrued but unpaid distributions through the redemption date. Notwithstanding the above, the Partnership may, in the discretion of the General Partner and only if CCI has extended the term of the Series 2017 Preferred Stock, extend the redemption date for up to two successive 1-year periods.

5.2       The Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2017 Preferred Units at any time prior to January 31, 2022, in whole or in part, at a redemption price equal to 102% of the Series 2017 Purchase Price plus any accrued but unpaid distributions through the redemption date.

Exhibit H

6.            Cancellation of Units; Status of Reacquired Units.

Upon the reacquisition in any manner by CCI of any shares of Series 2017 Preferred Stock, a like number of Series 2017 Preferred Units, automatically and without any further action by the holder of Series 2017 Preferred Units or the Partnership, shall be deemed cancelled. All Series 2017 Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7.            Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

7.1       prior or senior to the Series 2017 Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 2017 Preferred Units;

7.2       on a parity with the Series 2017 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series 2017 Preferred Units if the holders of such class or series of Partnership Units and the Series 2017 Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other, and expressly includes the Series 2016 Preferred Units and the Series 2019 Preferred Units (collectively, the “Series 2017 Parity Partnership Units”); and

7.3       junior to the Series 2017 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of Series 2017 Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Series 2017 Junior Partnership Units”).

8.            Special Allocations.

8.1       Gross income and, if necessary, gain shall be allocated to the holder of Series 2017 Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of Series 2017 Preferred Units receives a distribution on any Series 2017 Preferred Units (other than for a return of its original Capital Contributions).

8.2       If any Series 2017 Preferred Units are redeemed pursuant to Section 5 hereof, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2017 Preferred Units to the extent that the redemption amount paid or payable with respect to the Series 2017 Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series 2017 Preferred Unit allocable to the Series 2017 Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2017 Preferred Units to the extent that the aggregate Capital Contribution per Series 2017 Preferred Unit allocable to the Series 2017 Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series 2017 Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of Series 2017 Preferred Units is equal to zero after a redemption.

Exhibit H

9.            Restrictions on Ownership.

The Series 2017 Preferred Units shall be transferrable and must be owned and held at all times solely by CCI or General Partner.

10.          Adjustments for Stock Splits, etc.

If the number of outstanding shares of Series 2017 Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend or any reclassification, subdivision or combination of the outstanding shares of Series 2017 Preferred Stock into a greater or smaller number of shares of Series 2017 Preferred Stock, then a similar adjustment to the number of outstanding Series 2017 Preferred Units shall be made in order to preserve the economic equivalence of the Series 2017 Preferred Stock and the Series 2017 Preferred Units.

11.          General.

11.1       The ownership of Series 2017 Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Series 2017 Preferred Units.

11.2       The rights of the General Partner, in its capacity as a holder of the Series 2017 Preferred Units, are in addition to and not in limitation of any other rights or authority of the General Partner in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner under the Agreement, other than in its capacity as a holder of the Series 2017 Preferred Units.

Exhibit H

EXHIBIT I

PARTNERSHIP UNIT DESIGNATION OF
THE SERIES 2019 PREFERRED UNITS

1.            Number of Units and Designation.

A class of Preferred Units is hereby designated as “Series 2019 Preferred Units,” and the number of Preferred Units constituting such class shall equal 10,000,000.

2.            Definitions.

For purposes of the Series 2019 Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Series 2019 Designation” shall mean this Partnership Unit Designation of Series 2019 Preferred Units.

“Series 2019 Distribution Payment Date” shall mean the first day of each month, or if not a business day, the next succeeding business day.

“Series 2019 Junior Partnership Units” has the meaning set forth in Section 7.3 of this Series 2019 Designation.

“Series 2019 Liquidation Preference” has the meaning set forth in Section 4.1 of this Series 2019 Designation.

“Series 2019 Parity Partnership Units” has the meaning set forth in Section 7.2 of this Series 2019 Designation.

“Series 2019 Purchase Price” shall mean $10.00 per Series 2019 Preferred Unit.

“Series 2019 Preferred Unit” means a Preferred Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Series 2019 Designation. It is the intention of the General Partner that each Series 2019 Preferred Unit shall be substantially the economic equivalent of one share of Series 2019 Preferred Stock.

“Series 2019 Preferred Stock” means the Series 2019 Preferred Stock, par value $0.01 per share, of CCI.

“Special Redemption Event” shall mean the date upon which CCI’s shares of common stock are listed for trading on a national securities exchange with at least three market makers or a New York Stock Exchange specialist.

3.            Distributions.

On every Series 2019 Distribution Payment Date, the holder of record of the Series 2019 Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series 2019 Preferred Unit equal to a 5.5% cumulative but not compounded per annum return on the Series 2019 Purchase Price (equivalent to a fixed annual rate of $0.55 per Series 2019 Preferred Unit) which will be determined on a daily basis; provided, however, that, if the Series 2019 Preferred Units are outstanding on or after January 1, 2024, such distribution rate shall increase to a 6.0% cumulative but not compounded per annum return on the Series 2019 Purchase Price (equivalent to a fixed annual rate of $0.60 per Series 2019 Preferred Unit). Each such distribution shall be payable to the holder of record of the Series 2019 Preferred Units as set forth in the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series 2019 Preferred Stock on such Series 2019 Distribution Payment Date. The holder of Series 2019 Preferred Units shall not be entitled to any distributions on the Series 2019 Preferred Units, whether payable in cash, property or stock, except as provided herein.

Exhibit I

4.            Liquidation Preference.

4.1       In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the Partnership (whether capital, surplus or otherwise) shall be made to or set apart for the holders of Series 2019 Junior Partnership Units, the holders of Series 2019 Preferred Units shall be entitled to receive $10.00 per Series 2019 Preferred Unit (the “Series 2019 Liquidation Preference”), plus an amount per Series 2019 Preferred Unit equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2019 Preferred Unit; but such holders shall not be entitled to any further payment. Until the holders of the Series 2019 Preferred Units have been paid the Series 2019 Liquidation Preference in full, plus an amount equal to all distributions (whether or not declared or earned) accrued and unpaid on the Series 2019 Preferred Unit to the date of final distribution to such holders, no payment shall be made to any holder of Series 2019 Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series 2019 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Series 2019 Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 2019 Preferred Units and any such Series 2019 Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series 2019 Preferred Units and any such other Series 2019 Parity Partnership Units if all amounts payable thereon were paid in full.

4.2       Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series 2019 Preferred Units and any Series 2019 Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Series 2019 Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 2019 Preferred Units and any Series 2019 Parity Partnership Units shall not be entitled to share therein.

5.            Redemption.

Series 2019 Preferred Units shall be redeemable or by the Partnership as follows:

5.1       Unless the Series 2019 Preferred Units have been earlier redeemed as set forth in Section 5.2 or Section 5.3, on December 31, 2023, the Partnership shall, to the extent there are funds legally available therefor and subject to the preferential rights of the holders of the Partnership Units that have a liquidation preference to the Series 2019 Preferred Units, redeem all of the Series 2019 Preferred Units for cash at a redemption price equal to the Series 2019 Purchase Price plus any accrued but unpaid distributions through the redemption date. Notwithstanding the above, the Partnership may, in the discretion of the General Partner and only if CCI has extended the term of the Series 2019 Preferred Stock, extend the redemption date for up to two successive 1-year periods.

5.2       Subject to Section 5.3, the Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2019 Preferred Units at any time on or after January 1, 2022, in whole or in part, at a redemption price equal to the Series 2019 Purchase Price plus any accrued but unpaid distributions through the redemption date.

Exhibit I

5.3       In connection with a Special Redemption Event, the Partnership may, in the sole discretion of the General Partner, redeem for cash the Series 2019 Preferred Units at a redemption price equal to the Series 2019 Purchase Price plus any accrued but unpaid distributions through the redemption date.

6.            Cancellation of Units; Status of Reacquired Units.

Upon the reacquisition in any manner by CCI of any shares of Series 2019 Preferred Stock, a like number of Series 2019 Preferred Units, automatically and without any further action by the holder of Series 2019 Preferred Units or the Partnership, shall be deemed cancelled. All Series 2019 Preferred Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7.            Ranking.

Any class or series of Partnership Units of the Partnership shall be deemed to rank:

7.1       prior or senior to the Series 2019 Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 2019 Preferred Units;

7.2       on a parity with the Series 2019 Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series 2019 Preferred Units if the holders of such class or series of Partnership Units and the Series 2019 Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority of one over the other, and expressly includes the Series 2016 Preferred Units and the Series 2017 Preferred Units (collectively, the “Series 2019 Parity Partnership Units”); and

7.3       junior to the Series 2019 Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Common Units or (ii) the holders of Series 2019 Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as “Series 2019 Junior Partnership Units”).

8.            Special Allocations.

8.1       Gross income and, if necessary, gain shall be allocated to the holder of Series 2019 Preferred Units for any fiscal year (and, if necessary, subsequent fiscal years) to the extent that the holder of Series 2019 Preferred Units receives a distribution on any Series 2019 Preferred Units (other than for a return of its original Capital Contributions).

8.2       If any Series 2019 Preferred Units are redeemed pursuant to Section 5 hereof, for the fiscal year that includes such redemption (and, if necessary, for subsequent fiscal years) (i) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2019 Preferred Units to the extent that the redemption amount paid or payable with respect to the Series 2019 Preferred Units so redeemed exceeds the aggregate Capital Contribution per Series 2019 Preferred Unit allocable to the Series 2019 Preferred Units so redeemed and (ii) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holder of Series 2019 Preferred Units to the extent that the aggregate Capital Contribution per Series 2019 Preferred Unit allocable to the Series 2019 Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series 2019 Preferred Units so redeemed. The intent of this Section is that gain or loss shall be allocated so that the ending Capital Account of a holder of Series 2019 Preferred Units is equal to zero after a redemption.

Exhibit I

9.            Restrictions on Ownership.

The Series 2019 Preferred Units are not transferrable and must be owned and held at all times solely by CCI or the General Partner.

10.          Adjustments for Stock Splits, etc.

If the number of outstanding shares of Series 2019 Preferred Stock is adjusted at any time or from time to time as a result of any stock dividend or any reclassification, subdivision or combination of the outstanding shares of Series 2019 Preferred Stock into a greater or smaller number of shares of Series 2019 Preferred Stock, then a similar adjustment to the number of outstanding Series 2019 Preferred Units shall be made in order to preserve the economic equivalence of the Series 2019 Preferred Stock and the Series 2019 Preferred Units.

11.          General.

11.1       The ownership of Series 2019 Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the Series 2019 Preferred Units.

11.2       The rights of CCI, in its capacity as a holder of the Series 2019 Preferred Units, are in addition to and not in limitation of any other rights or authority of CCI in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of CCI under the Agreement, other than in its capacity as a holder of the Series 2019 Preferred Units.

Exhibit I

EXHIBIT J

PARTNERSHIP UNIT DESIGNATION OF CCOP LTIP UNITS

1.            Designation and Number; Definitions.

A class of Partnership Units in the Partnership designated as the “CCOP LTIP Units” is hereby established, and the number of Partnership Units constituting such class shall not be greater than 5,000,000. Except to the extent a capital contribution is made with respect to a CCOP LTIP Unit, each CCOP LTIP Unit is intended to qualify as a “profits interest” in the Partnership. The following defined terms used in this Exhibit J shall have the meanings specified below:

“Capital Transaction” has the meaning set forth in Section 12.1 of this Designation.

“CCOP LTIP Unit Adjustment Events” has the meaning set forth in Section 8 of this Designation.

“CCOP LTIP Unit Conversion Date” has the meaning set forth in Section 9 of this Designation.

“Designation” shall mean this Partnership Unit Designation of CCOP LTIP Units.

“Unvested CCOP LTIP Units” has the meaning set forth in Section 3 of this Designation.

“Vested CCOP LTIP Units” has the meaning set forth in Section 3 of this Designation.

“Vesting Agreement” has the meaning set forth in Section 3 of this Designation.

2.            Ranking.

2.1       Except as otherwise provided in this Designation or elsewhere in the Agreement, the CCOP LTIP Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, rank (i) on a parity with the Common Units and (ii) junior to all Partnership Units which rank senior to the Common Units.

2.2       CCI may, at any time and from time to time, determine to cause the General Partner to issue CCOP LTIP Units in accordance with Section 4.3 of the Agreement. In connection with any such issuance, CCI shall cause the General Partner to (i) determine the amount of the Capital Contribution (if any) to be made in connection with such issuance and the manner in which such Capital Contribution shall be made and (ii) make such revisions to the Agreement as it determines are appropriate to reflect the issuance of such CCOP LTIP Units. Upon the issuance of CCOP LTIP Units, the holder of such CCOP LTIP Units shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (A) evidence of acceptance in form satisfactory to the General Partner and (B) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. The admission of an Additional Limited Partner shall become effective on the date upon which the name of such person is recorded by the General Partner in the books and records of the Partnership.

3.             Vesting.

CCOP LTIP Units may, in the sole discretion of CCI, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by CCI from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the CCOP LTIP Units are issued, if applicable. CCOP LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested CCOP LTIP Units”; all other CCOP LTIP Units are referred to as “Unvested CCOP LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of CCOP LTIP Units shall be entitled to transfer his or her CCOP LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Section 10 of the Agreement.

Exhibit J

4.            Forfeiture or Transfer of Unvested CCOP LTIP Units.

Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any CCOP LTIP Units, or the repurchase by the Partnership, the General Partner or CCI of CCOP LTIP Units at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership, the General Partner or CCI, the relevant CCOP LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership, the General Partner or CCI, as applicable. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any CCOP LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

5.            Legend.

The books and records of the Partnership as maintained by the General Partner or by its agent (or if applicable any certificate evidencing a CCOP LTIP Unit) shall bear an appropriate notation or legend indicating that additional terms, conditions and restrictions on transfer, including without limitation those set forth in a Vesting Agreement, apply to CCOP LTIP Units.

6.            Distributions.

The distributions to which holders of CCOP LTIP Units will be entitled with respect to their CCOP LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Section 6 of the Agreement.

7.            Allocations.

The allocations to which holders of CCOP LTIP Units will be entitled with respect to their CCOP LTIP Units will be determined in accordance with the terms of the Agreement, including, without limitation, Section 5 of the Agreement.

8.            Adjustments.

Unless otherwise provided by the terms of a specific series of CCOP LTIP Units, as approved by the General Partner, the General Partner shall maintain a one-to-one correspondence between Common Units and CCOP LTIP Units upon events (“CCOP LTIP Unit Adjustment Events”) such as distributions on all outstanding Common Units in additional Partnership Units, subdivision, combination, reclassification or recapitalization of the Common Units. If more than one such event triggers an adjustment, the adjustment to the CCOP LTIP Units need be made only once using a single formula that takes into account the multiple events as if they all occurred simultaneously. If in the opinion of the General Partner an adjustment to the CCOP LTIP Units is required to maintain the same correspondence between Common Units and CCOP LTIP Units after an event such as those described in the first sentence of this Section 8 of this Designation as existed prior to such event, the General Partner shall make such adjustment to the extent permitted by the Agreement, by law and by the terms of any plan pursuant to which the CCOP LTIP Units have been issued in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances to maintain such correspondence. If an adjustment is made to the CCOP LTIP Units as herein provided, the Partnership shall promptly (i) file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error, and (ii) give notice thereof to the holders of CCOP LTIP Units affected thereby.

Exhibit J

9.             General Partner Initiated Conversion.

Each CCOP LTIP Unit shall, upon the later to occur of (i) the CCOP LTIP Unit becoming a Vested CCOP LTIP Unit and (ii) the Book-Up Target of the CCOP LTIP Unit equaling zero (such date, the “CCOP LTIP Unit Conversion Date”), automatically and without further action by a holder convert into a Common Unit, after giving effect to all adjustments (if any) made pursuant to Section 8 of this Designation, and the General Partner shall reflect such conversion in the records of the Partnership. The General Partner shall maintain internal controls to track the automatic conversion of CCOP LTIP Units described in this Section 9 of this Designation.

10.          Conversion Procedures.

A conversion of Vested CCOP LTIP Units shall occur automatically after the close of business on the applicable CCOP LTIP Unit Conversion Date without any action on the part of such holder of CCOP LTIP Units, as of which time such holder of CCOP LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of CCOP LTIP Units as aforesaid, the Partnership shall deliver to such holder of CCOP LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining CCOP LTIP Units, if any, held by such Person immediately after such conversion.

11.          Treatment of Capital Account.

For purposes of making future allocations under Section 5 of the Agreement, as amended from time to time, the portion of the Economic Capital Account Balance of the applicable holder of CCOP LTIP Units that is treated as attributable to his or her CCOP LTIP Units shall be reduced, as of the date of conversion, by the product of the number of CCOP LTIP Units converted and the Common Unit Economic Balance.

12.          Mandatory Conversion in Connection with a Capital Transaction.

12.1       If the Partnership, the General Partner or CCI shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes a CCOP LTIP Unit Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right to receive, or the holders of Common Units shall otherwise be entitled to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Capital Transaction”), then the CCOP LTIP Units then eligible for conversion under Section 9 of this Designation, taking into account any allocations that occur in connection with the Capital Transaction or that would occur in connection with the Capital Transaction if the assets of the Partnership were sold for the consideration provided in the agreement or agreements with respect to the Capital Transaction or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Capital Transaction (in which case the CCOP LTIP Unit Conversion Date shall be the effective date of the Capital Transaction and the conversion shall occur immediately prior to the effectiveness of the Capital Transaction) shall convert into a Common Unit under Section 9 of this Designation.

Exhibit J

12.2       In anticipation of such CCOP LTIP Unit Conversion in Section 12.1 of this Designation and the consummation of the Capital Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of CCOP LTIP Units to be afforded the right to receive in connection with such Capital Transaction in consideration for the Common Units into which his or her CCOP LTIP Units will be converted pursuant to this Section 12 of this Designation the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Capital Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Capital Transaction, prior to such Capital Transaction the General Partner shall give prompt written notice to each holder of CCOP LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion pursuant to this Section 12 of this Designation of each CCOP LTIP Unit held by such holder into Common Units in connection with such Capital Transaction. If a holder of CCOP LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion pursuant to this Section 12 of this Designation of each CCOP LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

12.3       Subject to the rights of the Partnership, the General Partner and CCI under any Vesting Agreement and the terms of any plan under which CCOP LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Capital Transaction to be consistent with the provisions of this Section 12 of this Designation and to enter into an agreement with the successor or acquiring entity, as the case may be, for the benefit of the holders of CCOP LTIP Units whose CCOP LTIP Units will not be converted into Common Units in connection with the Capital Transaction that will contain provisions enabling the holders of CCOP LTIP Units that remain outstanding after such Capital Transaction to preserve, as far as reasonably possible under the circumstances, the distribution, special allocation, conversion, and other rights set forth in this Designation and the Agreement (such agreement, a “Continuation Agreement”). If the Partnership is unable to enter into a Continuation Agreement with the successor or acquiring entity, as the case may be, the Partnership will purchase any remaining Vested CCOP LTIP Units for the Cash Amount.

12.4       To the extent a Capital Transaction is also a General Partner Liquidity Event pursuant to the Agreement and this Section 12 of this Designation is inconsistent with Section 9.5 of the Agreement with respect to the treatment of CCOP LTIP Units, this Section 12 of this Designation shall control.

13.          Redemption Right of LTIP Unit Limited Partners.

13.1       Subject to Sections 9.5 of the Agreement, CCOP LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing CCOP LTIP Units from the holder thereof if and to the extent such holder agrees to sell such CCOP LTIP Units.

13.2       Except as otherwise set forth in the relevant Vesting Agreement or other separate agreement entered into between the Partnership and a LTIP Unit Limited Partner, and subject to the terms and conditions set forth herein, in the Agreement or the terms of a specific series of CCOP LTIP Units as approved by the General Partner, on or at any time after the applicable CCOP LTIP Unit Conversion Date each LTIP Unit Limited Partner will have the same right (and subject to the same terms and conditions and to be effected in the same manner) to (i) require the Partnership to redeem all or a portion of the Common Units (but not CCOP LTIP Units) into which such LTIP Unit Limited Partner’s CCOP LTIP Units were converted as the other holders of Common Units in accordance with Section 9.4 of the Agreement and (ii) request the Partnership to repurchase all or a portion of the Common Units (but not CCOP LTIP Units) into which such LTIP Unit Limited Partner’s CCOP LTIP Units were converted as the other holders of Common Units in accordance with Section 9.4 of the Agreement.

Exhibit J

14.          Voting Rights.

Holders of CCOP LTIP Units, whether vested or unvested, shall not have any voting rights other than as provided in Section 15 of this Designation.

15.          Special Approval Rights.

15.1       Holders of CCOP LTIP Units shall only (i) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (ii) have the additional voting rights that are expressly set forth in this Section 15 of this Designation. The General Partner, CCI and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding CCOP LTIP Units (both vested (but not yet converted) and unvested) affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such CCOP LTIP Units, subject to the following exceptions:

15.1.1       no separate consent of the holders of CCOP LTIP Units will be required if and to the extent that any such alteration, change, or amendment would, in a ratable and proportional manner, alter, change, or amend the rights, powers or privileges of the Common Units;

15.1.2       a merger, consolidation or other business combination or reorganization of the Partnership, the General Partner, CCI or any of their Affiliates shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CCOP LTIP Units, so long as either (i) the CCOP LTIP Units that are then eligible for conversion (or that the General Partner provides will be eligible for conversion in connection with the merger, consolidation or other business combination or reorganization) are converted into Common Units immediately prior to the effectiveness of the transaction, (ii) the holders of CCOP LTIP Units either will receive, or will have the right to elect to receive, for each CCOP LTIP Unit an amount of cash, securities, or other property equal to the amount of cash, securities or other property that would be paid in respect of such CCOP LTIP Unit had it been converted into Common Units (or a fraction thereof, as applicable, under the terms provided by the terms of a specific series of CCOP LTIP Units as approved by the General Partner), (iii) the CCOP LTIP Units remain outstanding with their terms materially unchanged or (iv) if the Partnership is not the surviving entity in the merger, consolidation or other business combination or reorganization, the CCOP LTIP Units are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the CCOP LTIP Units.

15.1.3       any creation or issuance of Partnership Units (whether ranking junior to, on a parity with or senior to the CCOP LTIP Units in any respect), which either (i) does not require a Majority Vote or (ii) does require such consent and is authorized by a Majority Vote, together with any other class or series of units of Limited Partner Interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CCOP LTIP Units; and

Exhibit J

15.1.4       any waiver by the Partnership of restrictions or limitations applicable to any outstanding CCOP LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, or amend the rights, powers or privileges of the CCOP LTIP Units with respect to other holders. For the avoidance of doubt, the General Partner in its sole discretion may waive any restrictions or limitations (including vesting restrictions or transfer restrictions) applicable to any outstanding CCOP LTIP Units with respect to any holder or holders at any time and from time to time. Any such determination in the General Partner’s discretion in respect of such CCOP LTIP Units shall be final and binding. Such determinations need not be uniform and may be made selectively among holders of CCOP LTIP Units, whether or not such holders are similarly situated, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

15.2       Notwithstanding the above, (i) if the holders of more than 50% of the then outstanding CCOP LTIP Units (both vested (but not yet converted) and unvested) do not provide affirmative votes pursuant to Section 15.1 of this Designation for the action requested or (ii) if the requirements of Section 15.1.1 through 15.1.4 of this Designation cannot be met on a commercially reasonable basis, the Partnership shall have the option to purchase the CCOP LTIP Units that are not entitled to be exchanged for the Cash Amount.

15.3       Any special approval rights provided in this Section 15 of this Designation will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding CCOP LTIP Units shall have been converted and/or exchanged, or provision is made for such exchange and/or conversion to occur as of or prior to such time, or all outstanding CCOP LTIP Units have been repurchased pursuant to Section 15.2 of this Designation.

16.          Rights to Transfer.

Subject to the terms of the relevant Vesting Agreement or other document pursuant to which CCOP LTIP Units are granted, except in connection with the exercise of a LTIP Unit Exchange Right pursuant to Section 9.4 of the Agreement, a transfer of all or any portion of a holder’s CCOP LTIP Units will be subject to Section 9 of the Agreement.

Exhibit J